Exhibit 99.8

EXECUTION VERSION

CO-LENDER AGREEMENT

Dated as of December 29, 2021

by and among

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Initial Note Holder of Note A-1-S1, Note A-1-C1, Note A-1-C2, Note A-1-C3, Note A-1-C4 and Note B-1)

and

DBR INVESTMENTS CO. LIMITED

(Initial Note Holder of Note A-2-S1, Note A-2-C1, Note A-2-C2, Note A-2-C3, Note A-2-C4 and Note B-2)

and

MORGAN STANLEY BANK, NATIONAL ASSOCIATION
(Initial Note Holder of Note A-3-S1, Note A-3-C1, Note A-3-C2, Note A-3-C3, Note A-3-C4 and Note B-3)

and

CITI REAL ESTATE FUNDING INC.
(Initial Note Holder of Note A-4-S1, Note A-4-C1, Note A-4-C2, Note A-4-C3, Note A-4-C4 and Note B-4)

601 Lexington

TABLE OF CONTENTS

i

THIS CO-LENDER AGREEMENT (this “Agreement”), dated as of December 29, 2021, by and among WELLS FARGO BANK, NATIONAL ASSOCIATION (“WFB” and together with its successors and assigns in interest, as initial owner of Note A-1-S1, Note A-1-C1, Note A-1-C2, Note A-1-C3, Note A-1-C4 and Note B-1, and in its capacity as the initial agent, the “Initial Agent”), DBR INVESTMENTS CO. LIMITED (“DBRI” and together with its successors and assigns in interest, as initial owner of Note A-2-S1, Note A-2-C1, Note A-2-C2, Note A-2-C3, Note A-2-C4 and Note B-2), MORGAN STANLEY BANK, N.A. (“MSBNA” and together with its successors and assigns in interest, as initial owner of Note A-3-S1, Note A-3-C1, Note A-3-C2, Note A-3-C3, Note A-3-C4 and Note B-3), CITI REAL ESTATE FUNDING, INC. (“CREFI” and together with its successors and assigns in interest, as initial owner of Note A-4-S1, Note A-4-C1, Note A-4-C2, Note A-4-C3, Note A-4-C4 and Note B-4 and, collectively with WFB, DBRI and MSBNA, the “Initial Note Holders”).

W I T N E S S E T H:

WHEREAS, pursuant to the Mortgage Loan Agreement (as defined herein), WFB, DBRI, MSBNA and CREFI originated a certain loan (the “Mortgage Loan”) described on the schedule attached hereto as Exhibit A (the “Mortgage Loan Schedule”) to the mortgage loan borrower described on the Mortgage Loan Schedule (the “Mortgage Loan Borrower”), which was evidenced, inter alia, by 24 Notes in the aggregate original principal amount of $1,000,000,000 made by the Mortgage Loan Borrower in favor of the Initial Note Holders; and secured by a first mortgage (as amended, modified or supplemented, the “Mortgage”) on certain real property located as described in the Mortgage Loan Agreement (collectively, the “Mortgaged Property”); and

WHEREAS, each Initial Note Holder desires to enter into this Agreement to memorialize the terms under which they, and their successors and assigns, shall hold the Notes;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto mutually agree as follows:

Section 1.                Definitions. References to a “Section” or the “recitals” are, unless otherwise specified, to a Section or the recitals of this Agreement. Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Lead Securitization Servicing Agreement. To the extent of any conflict between this Agreement and the Lead Securitization Servicing Agreement, the terms of this Agreement shall control. Whenever used in this Agreement, the following terms shall have the respective meanings set forth below unless the context clearly requires otherwise.

“A Notes” shall mean each of Note A-1-S1, Note A-2-S1, Note A-3-S1, Note A-4-S1, Note A-1-C1, Note, A-1-C2, Note A-1-C3, Note A-1-C4, Note A-2-C1, Note A-2-C2, Note A-2-C3, Note A-2-C4, Note A-3-C1, Note A-3-C2, Note A-3-C3, Note A-3-C4, Note A-4-C1, Note A-4-C2, Note A-4-C3 and Note A-4-C4.

“Administrative Advance” shall have the meaning given thereto in the Lead Securitization Servicing Agreement.

“Advance” shall mean any Administrative Advance, P&I Advance or Servicing Advance.

“Advance Rate” shall mean the rate paid for advances under the Lead Securitization Servicing Agreement.

“Affiliate” shall have the meaning set forth in the Lead Securitization Servicing Agreement.

“Agent” shall mean, prior to the Securitization Date, the Initial Agent or such Person to whom the Initial Agent shall delegate its duties hereunder, and after the Securitization Date shall mean the Master Servicer.

“Agent Office” shall mean the designated office of the Agent, which office, as of the date of this Agreement, is the office of WFB listed on Exhibit B hereto, and which is the address to which notices to and correspondence with the Agent should be directed. The Agent may change the address of its designated office by notice to the Note Holders.

“Agreement” shall mean this Agreement between Note Holders, the exhibits and schedule hereto and all amendments hereof and supplements hereto.

“Approved Servicer” shall have the meaning assigned to such term in the definition of “Qualified Institutional Lender.”

“B Notes” shall mean each of Note B-1, Note B-2, Note B-3 and Note B-4.

“Bankruptcy Code” shall mean the United States Bankruptcy Code, as amended from time to time, any successor statute or rule promulgated thereto.

“Borrower Affiliate” shall have the meaning set forth in the Lead Securitization Servicing Agreement; provided that in the event that any Non-Controlling Note is securitized in a Securitization, the term ‘Borrower Affiliate” as used in the definitions of “Non-Controlling Note Holder” and “Non-Controlling Note Holder Representative” shall refer to a “Borrower Party” as defined in the related Non-Lead Securitization Servicing Agreement or such other analogous term used in the related Non-Lead Securitization Servicing Agreement.

“Certificate Administrator” shall mean “Certificate Administrator” as defined in the Lead Securitization Servicing Agreement.

“CLO” shall have the meaning assigned to such term in the definition of “Qualified Institutional Lender.”

“CLO Asset Manager” with respect to any Securitization Vehicle which is a CLO, shall mean the entity which is responsible for managing or administering a Note as an underlying asset of such Securitization Vehicle or, if applicable, as an asset of any Intervening Trust Vehicle

(including, without limitation, the right to exercise any consent and control rights available to the holder of such Note).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collection Account” shall have the meaning assigned to such term in the Lead Securitization Servicing Agreement.

“Companion Loan Distribution Account” shall have the meaning assigned to such term in the Lead Securitization Servicing Agreement.

“Conduit” shall have the meaning assigned to such term in Section 14(d).

“Conduit Credit Enhancer” shall have the meaning assigned to such term in Section 14(d).

“Conduit Inventory Loan” shall have the meaning assigned to such term in Section 14(d).

“Control” shall mean the ownership, directly or indirectly, in the aggregate of more than fifty percent (50%) of the beneficial ownership interests of an entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise, and the terms “controlling,” “Controlled” and “Controls” shall have meanings correlative thereto.

“Controlling Class Representative” shall have the meaning assigned to the term “Directing Certificateholder” in the Lead Securitization Servicing Agreement.

“Controlling Note Holder” shall mean the Note A-1-S1 Holder; provided that at any time Lead Securitization Notes are included in the Lead Securitization, references to the “Controlling Note Holder” herein shall mean the holders of the majority of the class of securities issued in the Lead Securitization designated as the “controlling class” or such other class(es) otherwise assigned the rights to exercise the rights of the “Controlling Note Holder” under this Agreement or the Lead Securitization Servicing Agreement, as and to the extent provided in the Lead Securitization Servicing Agreement; provided, further, that if at any time 50% or more of the Lead Securitization Notes (or class of securities issued in the Lead Securitization designated as the “controlling class” or such other class(es) otherwise assigned the rights to exercise the rights of the “Controlling Note Holder”) is held by a Borrower Affiliate, the Lead Securitization Notes (or the class of securities issued in the Lead Securitization designated as the “controlling class” or such other class(es) otherwise assigned the rights to exercise the rights of the “Controlling Note Holder”) shall not be entitled to exercise any rights of the Controlling Note Holder under this Agreement or the Lead Securitization Servicing Agreement, as and to the extent provided in the Lead Securitization Servicing Agreement.

“Controlling Note Holder Representative” shall have the meaning assigned to such term in Section 6(a).

“CREFI” shall have the meaning assigned to such term in the preamble to this agreement.

“DBRI” shall have the meaning assigned to such term in the preamble to this agreement.

“DBRS Morningstar” shall mean DBRS, Inc., and its successors in interest.

“Default Rate” shall have the meaning assigned to such term in the Mortgage Loan Agreement.

“Defaulted Loan” shall mean “Specially Serviced Mortgage Loan” as defined in the Lead Securitization Servicing Agreement.

“Depositor” shall mean Wells Fargo Commercial Mortgage Securities, Inc.

“Event of Default” shall mean, with respect to the Mortgage Loan, an “Event of Default” as defined in the Mortgage Loan Agreement.

“Fitch” shall mean Fitch Ratings, Inc., and its successors in interest.

“Initial Agent” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note Holders” shall have the meaning assigned to such term in the preamble to this Agreement.

“Insolvency Proceeding” shall mean any proceeding under Title 11 of the United States Code (11 U.S.C. Sec. 101 et seq.) or any other insolvency, liquidation, reorganization or other similar proceeding concerning the Mortgage Loan Borrower, any action for the dissolution of the Mortgage Loan Borrower, any proceeding (judicial or otherwise) concerning the application of the assets of the Mortgage Loan Borrower for the benefit of its creditors, the appointment of or any proceeding seeking the appointment of a trustee, receiver or other similar custodian for all or any substantial part of the assets of the Mortgage Loan Borrower or any other action concerning the adjustment of the debts of the Mortgage Loan Borrower, the cessation of business by the Mortgage Loan Borrower, except following a sale, transfer or other disposition of all or substantially all of the assets of the Mortgage Loan Borrower in a transaction permitted under the Mortgage Loan Documents; provided, however, that following any such permitted transaction affecting the title to the Mortgaged Property, the Mortgage Loan Borrower for purposes of this Agreement shall be defined to mean the successor owner of the Mortgaged Property from time to time as may be permitted pursuant to the Mortgage Loan Documents; provided, further, however, that for the purposes of this definition, in the event that more than one entity comprises the Mortgage Loan Borrower, the term “Mortgage Loan Borrower” shall refer to any such entity.

“Interest Rate” shall have the meaning assigned to such term in the Mortgage Loan Agreement.

“Intervening Trust Vehicle” with respect to any Securitization Vehicle that is a CLO, shall mean a trust vehicle or entity which holds any Note as collateral securing (in whole or in part) any obligation or security held by such Securitization Vehicle as collateral for the CLO.

“KBRA” shall mean Kroll Bond Rating Agency, Inc. and its successors in interest.

“Lead Securitization” shall mean the Securitization of the Lead Securitization Notes in a Securitization Trust to be designated by the Initial Note Holder of Note A-1-1 (in its capacity as Controlling Note Holder).

“Lead Securitization Note Holder” shall mean the holder of the Lead Securitization Notes.

“Lead Securitization Notes” shall mean the Note A-1-S1, Note A-2-S1, Note A-3-S1, Note A-4-S1, and the B Notes.

“Lead Securitization Servicing Agreement” shall mean the trust and servicing agreement to be entered into in connection with the Securitization of the Lead Securitization Notes and issuance of the BXP Trust 2021-601L, Commercial Mortgage Pass-Through Certificates, Series 2021-601L, by and among (a) the Depositor, (b) the Master Servicer, (c) the Special Servicer, (d) the Certificate Administrator and (e) the Trustee.

“Lead Securitization Trust” shall mean the Securitization Trust created in connection with the Lead Securitization.

“Major Decision” shall have the meaning assigned to such term in the Lead Securitization Servicing Agreement.

“Master Servicer” shall mean “Servicer” as defined in the Lead Securitization Servicing Agreement.

“Monthly Payment Date” shall have the meaning assigned to such term in the Mortgage Loan Agreement.

“Moody’s” shall mean Moody’s Investors Service, Inc., and its successors in interest.

“Mortgage” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan Agreement” shall mean the Loan Agreement, dated as of December 10, 2021, between BP/CGCenter I LLC and BP/CGCenter II LLC, collectively, as Borrower, and WFB, MSBNA, CREFI and DBRI, collectively, as Lender, as the same may be further amended, restated, supplemented or otherwise modified from time to time, subject to the terms hereof.

“Mortgage Loan Borrower” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan Borrower Related Party” shall have the meaning assigned to such term in Section 13.

“Mortgage Loan Documents” shall mean, with respect to the Mortgage Loan, the Mortgage Loan Agreement, the Mortgage, the Notes and all other documents now or hereafter evidencing and securing the Mortgage Loan.

“Mortgage Loan Schedule” shall have the meaning assigned to such term in the recitals.

“Mortgaged Property” shall have the meaning assigned to such term in the recitals.

“Non-Controlling Note Holder” shall mean the Note Holder of any Non-Controlling Note; provided that with respect to each Non-Controlling Note, at any time such Non-Controlling Note is included in a Non-Lead Securitization, references to the “Non-Controlling Note Holder” herein shall mean the Non-Lead Securitization Subordinate Class Representative under the related Non-Lead Securitization Servicing Agreement, as and to the extent provided in such Non-Lead Securitization Servicing Agreement and as to the identity of which the Lead Securitization Note Holder (and the Master Servicer and the Special Servicer) has been given written notice; provided, further that if at any time 50% or more of any Non-Controlling Note (or class of securities issued in any Non-Lead Securitization designated as the “controlling class” or such other class(es) otherwise assigned the rights to exercise the rights of the “controlling class” under the related Non-Lead Securitization Servicing Agreement) is held by a Borrower Affiliate, no such Note Holder or other Person shall be entitled to exercise any rights of such Non-Controlling Note Holder under this Agreement or the related Non-Lead Securitization Servicing Agreement, as and to the extent provided in the related Non-Lead Securitization Servicing Agreement. The Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) shall not be required at any time to deal with more than one party exercising the rights of a “Non-Controlling Note Holder” herein or under the Lead Securitization Servicing Agreement and, (x) to the extent that the related Non-Lead Securitization Servicing Agreement assigns such rights to more than one party or (y) to the extent a Non-Controlling Note is split into two or more New Notes pursuant to Section 31 or more than one Note in such Securitization, for purposes of this Agreement, the related Non-Lead Securitization Servicing Agreement or the holders of such New Notes shall designate one party to deal with the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) and provide written notice of such designation to the Lead Securitization Note Holder (and the Master Servicer and the Special Servicer acting on its behalf); provided that, in the absence of such designation and notice, the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) shall be entitled to treat the last party as to which it has received written notice as having been designated as the Non-Controlling Note Holder with respect to such Non-Controlling Note Holder for all purposes of this Agreement. As of the date hereof and until further notice from any related Non-Controlling Note Holder (or the related Non-Lead Master Servicer or another party acting on its behalf), the Initial Note Holder of each Non-Controlling Note is the Non-Controlling Note Holder with respect to such Non-Controlling Note.

Prior to Securitization of any Non-Controlling Note (including any New Notes), all notices, reports, information or other deliverables required to be delivered to the related Non-Controlling Note Holder pursuant to this Agreement or the Lead Securitization Servicing Agreement by the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) only need to be delivered to the related Non-Controlling Note Holder Representative and, when so delivered to such Non-Controlling Note Holder Representative, the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) shall be deemed to have satisfied its delivery obligations with respect to such items hereunder or under the Lead Securitization Servicing Agreement. Following Securitization of any Non-Controlling Note, all notices, reports, information or other deliverables required to be delivered to the related Non-Controlling Note Holder pursuant to this Agreement or the Lead Securitization Servicing Agreement by the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) shall be delivered to the related Non-Lead Master Servicer and the related Non-Lead Special Servicer (who then may forward such items to the party entitled to receive such items as and to the extent provided in the related Non-Lead Securitization Servicing Agreement) and, when so delivered to the related Non-Lead Master Servicer and the related Non-Lead Special Servicer, the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) shall be deemed to have satisfied its delivery obligations with respect to such items hereunder or under the Lead Securitization Servicing Agreement. If any Non-Controlling Note is included in a Securitization, the related Lead Securitization Servicing Agreement or Non-Lead Securitization Servicing Agreement may contain additional limitations on the rights of the designated party entitled to exercise the rights of the “Non-Controlling Note Holder” hereunder if such designated party is the Mortgage Loan Borrower or if it has certain relationships with the Mortgage Loan Borrower.

“Non-Controlling Note Holder Representative” shall have the meaning assigned to such term in Section 6(e).

“Non-Controlling Notes” shall mean the Note A-2-S1, Note A-3-S1, Note A-4-S1, Note A-1-C1, Note A-1-C2, Note A-1-C3, Note A-1-C4, Note A-2-C1, Note A-2-C2, Note A-2-C3, Note A-2-C4, Note A-3-C1, Note A-3-C2, Note A-3-C3, Note A-3-C4, Note A-4-C1, Note A-4-C2, Note A-4-C3 and Note A-4-C4.

“Non-Exempt Person” shall mean any Person other than a Person who is either (i) a U.S. Person or (ii) has on file with the Agent for the relevant year such duly-executed form(s) or statement(s) which may, from time to time, be prescribed by law and which, pursuant to applicable provisions of (A) any income tax treaty between the United States and the country of residence of such Person, (B) the Code or (C) any applicable rules or regulations in effect under clauses (A) or (B) above, permit the Servicer on behalf of the Note Holders to make such payments free of any obligation or liability for withholding.

“Non-Lead Depositor” shall mean the “depositor” under any Non-Lead Securitization Servicing Agreement.

“Non-Lead Master Servicer” shall have the meaning assigned to such term in Section 2(b).

“Non-Lead Securitization” shall mean a Securitization of any Non-Controlling Note in a Securitization Trust other than the Lead Securitization.

“Non-Lead Securitization Date” shall mean the closing date of any Non-Lead Securitization.

“Non-Lead Securitization Servicing Agreement” shall have the meaning assigned to such term in Section 2(b).

“Non-Lead Securitization Subordinate Class Representative” shall mean the holders of the majority of the class of securities issued in a Non-Lead Securitization designated as the “controlling class” pursuant to the related Non-Lead Securitization Servicing Agreement or their duly appointed representative; provided that if more than 50% of the class of securities issued in any Non-Lead Securitization designated as the “controlling class” or such other class(es) otherwise assigned the rights to exercise the rights of “controlling class” is held by any Borrower Affiliate, no person shall be entitled to exercise the rights of the related Non-Lead Securitization Subordinate Class Representative under this Agreement or the related Non-Lead Securitization Servicing Agreement, as and to the extent provided in the related Non-Lead Securitization Servicing Agreement; provided that in the event that no controlling class exists or no controlling class has any consent or consultation rights pursuant to the terms of the related Non-Lead Securitization Servicing Agreement, the Non-Lead Securitization Subordinate Class Representative shall be the Non-Lead Special Servicer for such Non-Lead Securitization and shall be entitled to exercise the rights of the related Non-Lead Securitization Subordinate Class Representative under this Agreement or the related Non-Lead Securitization Servicing Agreement, as and to the extent provided in the related Non-Lead Securitization Servicing Agreement.

“Non-Lead Securitization Trust” shall mean a Securitization Trust into which any Non-Controlling Note is deposited.

“Non-Lead Servicer” shall mean any Non-Lead Master Servicer or Non-Lead Special Servicer, as the context may require.

“Non-Lead Special Servicer” shall have the meaning assigned to such term in Section 2(b).

“Non-Lead Trustee” shall have the meaning assigned to such term in Section 2(b).

“Nonrecoverable Advance” shall mean, (i) with respect to any Advances made by the Master Servicer or the Trustee under the Lead Securitization Servicing Agreement, “Nonrecoverable Advance” as defined in the Lead Securitization Servicing Agreement, and (ii) with respect to any P&I Advance made by a party to a Non-Lead Securitization Servicing Agreement, “Nonrecoverable Advance” or any analogous term as defined in such Non-Lead Securitization Servicing Agreement.

“Note” shall mean each promissory note with the designation and original principal amount set forth below, each dated as of December 10, 2021, made by the Mortgage Loan Borrower in favor of the Initial Note Holder set forth in the chart below, as such may be amended, modified or supplemented.

Note	Initial Note Holder	Original Principal Balance
Note A-1-S1	WFB	$52,500,000
Note A-1-C1	WFB	$17,500,000
Note A-1-C2	WFB	$67,543,860
Note A-1-C3	WFB	$67,543,860
Note A-1-C4	WFB	$48,067,280
Note A-2-S1	DBRI	$33,000,000
Note A-2-C1	DBRI	$11,000,000
Note A-2-C2	DBRI	$56,279,070
Note A-2-C3	DBRI	$56,279,070
Note A-2-C4	DBRI	$ 2,567,860
Note A-3-S1	MSBNA	$33,000,000
Note A-3-C1	MSBNA	$11,000,000
Note A-3-C2	MSBNA	$42,456,140
Note A-3-C3	MSBNA	$42,456,140
Note A-3-C4	MSBNA	$30,213,720
Note A-4-S1	CREFI	$31,500,000
Note A-4-C1	CREFI	$10,500,000
Note A-4-C2	CREFI	$53,720,930
Note A-4-C3	CREFI	$53,720,930
Note A-4-C4	CREFI	$2,451,140
Note B-1	WFB	$96,845,000
Note B-2	DBRI	$60,874,000
Note B-3	MSBNA	$60,874,000
Note B-4	CREFI	$58,107,000

“Note A Holder” shall mean with regards to any A Note, the Initial Note Holder or any subsequent holder of such A Note, as applicable.

“Note B Holder” shall mean with regards to any B Note, the Initial Note Holder or any subsequent holder of such B Note, as applicable.

“Note Holder” shall mean with regards to any Note, the Initial Note Holder or any subsequent holder of such Note, as applicable.

“Note Pledgee” shall have the meaning assigned to such term in Section 14(c).

“Note Principal Balance” shall mean, with respect to each Note, at any time of determination, the principal balance for such Note, as set forth on the Mortgage Loan Schedule, less any payments of principal thereon (or any New Notes issued in substitution thereof) received by the related Note Holder (or any holders of New Notes in substitution thereof) or reductions in such amount pursuant to Section 3 or 4, as applicable.

“Note Register” shall have the meaning assigned to such term in Section 15.

“P&I Advance” shall mean an advance made by (a) a party to the Lead Securitization Servicing Agreement in respect of a delinquent monthly debt service payment on the Lead Securitization Note or (b) a party to any Non-Lead Securitization Servicing Agreement in respect of a delinquent monthly debt service payment on the related Non-Controlling Note.

“Permitted Fund Manager” shall mean any Person that on the date of determination is (i) one of the entities on Exhibit C attached hereto and made a part hereof or any other nationally-recognized manager of investment funds investing in debt or equity interests relating to commercial real estate, (ii) investing through a fund with total assets of at least $3,000,000,000 and committed capital of at least $1,500,000,000 and (iii) not subject to a proceeding relating to the bankruptcy, insolvency, reorganization or relief of debtors.

“Person” shall mean any individual, corporation, limited liability company, partnership, joint venture, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Pledge” shall have the meaning assigned to such term in Section 14(c).

“Pro Rata and Pari Passu Basis” shall mean (i) with respect to the A Notes and the Note A Holders, the allocation of any particular payment, reimbursement, collection, cost, expense, liability or other amount among such A Notes or such Note A Holders, as the case may be, without any priority of any such A Note or any such Note A Holder over another such A Note or Note A Holder, as the case may be, and in any event such that each A Note or Note A Holder, as the case may be, is allocated its respective Pro Rata Share of such particular payment, reimbursement, collection, cost, expense, liability, loss or other amount, and (ii) with respect to the B Notes and the Note B Holders, the allocation of any particular payment, reimbursement, collection, cost, expense, liability, loss or other amount among such B Notes or such Note B Holders, as the case may be, without any priority of any such B Note or any such Note B Holder over another such B Note or Note B Holder, as the case may be, and in any event such that each B Note or Note B Holder, as the case may be, is allocated its respective Pro Rata Share of such particular payment, reimbursement, collection, cost, expense, liability, loss or other amount.

“Pro Rata Share” shall mean (a) with respect to each A Note and the Note A Holder of such A Note, a fraction, expressed as a percentage, the numerator of which is the Note Principal Balance of such A Note and the denominator of which is the sum of the Note Principal Balance of all of the A Notes, and (b) with respect to each B Note and the Note Holder of such B Note, a fraction, expressed as a percentage, the numerator of which is the Note Principal Balance of such B Note and the denominator of which is the sum of the Note Principal Balance of all of the B Notes.

“Qualified Institutional Lender” shall mean each of the Initial Note Holders and any other U.S. Person that is:

(a)                an entity Controlled (as defined below) by, under common Control with or that Controls any of the Initial Note Holders, or

(b)               one or more of the following:

(i)            a real estate investment bank, an insurance company, bank, savings and loan association, investment bank, trust company, commercial credit corporation, pension plan, pension fund, pension fund advisory firm, mutual fund, real estate investment trust, governmental entity or plan, or

(ii)            an investment company, money management firm or a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an “accredited investor” within the meaning of Rule 501(a) (1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended, or

(iii)            a Qualified Trustee in connection with (a) a securitization of, (b) the creation of collateralized debt obligations or collateralized loan obligations (“CLO”) secured by, or (c) a financing through an “owner trust” of, a Note or any interest therein (any of the foregoing, a “Securitization Vehicle”), provided that (1) one or more classes of securities issued by such Securitization Vehicle is initially rated at least investment grade by each of the Rating Agencies that assigned a rating to one or more classes of securities issued in connection with the Securitization involving such Securitization Vehicle; (2) in the case of a Securitization Vehicle that is not a CLO, the special servicer of such Securitization Vehicle has a Required Special Servicer Rating or is otherwise subject to Rating Agency Confirmations from the Rating Agencies rating each Securitization (such entity, an “Approved Servicer”) and such Approved Servicer is required to service and administer such Note or any interest therein in accordance with servicing arrangements for the assets held by the Securitization Vehicle which require that such Approved Servicer act in accordance with a servicing standard notwithstanding any contrary direction or instruction from any other Person; or (3) in the case of a Securitization Vehicle that is a CLO, the CLO Asset Manager and, if applicable, each Intervening Trust Vehicle that is not administered and managed by a CLO Asset Manager which is a Qualified Institutional Lender, are each a Qualified Institutional Lender under clauses (i), (ii), (iv) or (v) of this definition, or

(iv)            an investment fund, limited liability company, limited partnership or general partnership having capital and/or capital commitments of at least $1,500,000,000, in which (A) any Initial Note Holder, (B) a person that is otherwise a Qualified Institutional Lender under clause (i), (ii) or (v) (with respect to an institution substantially similar to the entities referred to in clause (i) or (ii) above), or (C) a Permitted Fund Manager, acts as a general partner, managing member, or the fund manager responsible for the day-to-day management and operation of such investment vehicle and provided that at least 50% of the equity interests in such investment vehicle are owned, directly or indirectly, by one or more entities that are otherwise Qualified Institutional Lenders, or

(v)            an institution substantially similar to any of the foregoing, and in the case of any entity referred to in clause (b)(i), (ii), (iii), (iv)(B) or (v) of this definition, (x) such entity has at least $1,500,000,000 in capital/statutory surplus or shareholders’ equity (except with respect to a pension advisory firm, asset manager or similar fiduciary) and at least $3,000,000,000 in total assets (in name or under management), and (y) is regularly engaged in the business of making or owning commercial real estate loans (or interests therein) similar to the Mortgage Loan (or mezzanine loans with respect thereto) or owning or operating commercial real estate properties; provided that, in the case of the entity described in clause (iv)(B) above, the requirements of this clause (y) may be satisfied by a general partner, managing member, or the fund manager responsible for the day-to-day management and operation of such entity; or

(c)                any entity Controlled by any of the entities described in clause (b) above or approved by the Rating Agencies hereunder as a Qualified Institutional Lender for purposes of this Agreement, or as to which the Rating Agencies have stated they would not review such entity in connection with the subject transfer.

“Qualified Trustee” means (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority, (ii) an institution insured by the Federal Deposit Insurance Corporation or (iii) an institution whose long-term senior unsecured debt is rated either of the then in effect top two rating categories of each of the applicable Rating Agencies.

“Rating Agencies” shall mean DBRS Morningstar, Fitch, KBRA, Moody’s and S&P and their respective successors in interest or, if any of such entities shall for any reason no longer perform the functions of a securities rating agency, any other nationally recognized statistical rating agency reasonably designated by any Note Holder to rate the securities issued in connection with the Securitization of the related Note; provided, however, that, at any time during which one or more of the Notes is an asset of one or more Securitizations, “Rating Agencies” or “Rating Agency” shall mean only those rating agencies that are engaged from time to time to rate the securities issued in connection with the Securitizations of the Notes.

“Rating Agency Confirmation” shall mean, with respect to any Securitization, a confirmation in writing (which may be in electronic form) by each of the applicable Rating Agencies for such Securitization that a proposed action, failure to act or other event so specified will not, in and of itself, result in the downgrade, withdrawal or qualification of the then current rating assigned to any class of securities of such Securitization (if then rated by such Rating Agency); provided that a written waiver or other acknowledgment from any such Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought shall be deemed to satisfy the requirement for the Rating Agency Confirmation from such Rating Agency with respect to such matter. If no such securities are outstanding with respect to any Securitization, any action that would otherwise require a Rating Agency Confirmation shall instead require the consent of the Controlling Note Holder, which consent shall not be unreasonably withheld, conditioned or delayed.

“Redirection Notice” shall have the meaning assigned to such term in Section 14(c).

“Regulation AB” shall mean subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Securities and

Exchange Commission or by the staff of the Securities and Exchange Commission, or as may be provided by the Securities and Exchange Commission or its staff from time to time.

“REMIC” shall have the meaning assigned to such term in Section 5(c).

“Required Special Servicer Rating” shall mean (i) in the case of Fitch, a rating of “CSS3”, (ii) in the case of S&P, such special servicer is on S&P’s Select Servicer List as a U.S. Commercial Mortgage Special Servicer, (iii) in the case of Moody’s, within the twelve (12) month period prior to the date of determination, such special servicer has acted as special servicer for one or more loans included in a commercial mortgage loan securitization that was rated by Moody’s and Moody’s has not downgraded or withdrawn the then-current rating on any class of commercial mortgage securities or placed any class of commercial mortgage securities on watch citing the continuation of such special servicer as special servicer of such commercial mortgage loans as a material reason for such downgrade or withdrawal, (iv) in the case of KBRA, KBRA has not cited servicing concerns of such special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by such special servicer prior to the time of determination, and (v) in the case of DBRS Morningstar, within the twelve (12) month period prior to the date of determination, such special servicer has acted as special servicer for one or more loans included in a commercial mortgage loan securitization that was rated by DBRS Morningstar, and DBRS Morningstar has not downgraded or withdrawn the then-current rating on any class of commercial mortgage securities or placed any class of commercial mortgage securities on watch citing the continuation of such special servicer as special servicer of such commercial mortgage loans as a material reason for such downgrade or withdrawal (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal).

“Risk Retention Consultation Party” shall have the meaning assigned to the term in the Lead Securitization Servicing Agreement.

“S&P” shall mean S&P Global Ratings, a Standard & Poor’s Financial Services LLC business, and its successors in interest.

“Securitization” shall mean one or more sales by a Note Holder of all or a portion of such Note to a depositor, who will in turn include such portion of such Note as part of a securitization of one or more mortgage loans.

“Securitization Date” shall mean the closing date of the Securitization of the Lead Securitization Notes or portion thereof.

“Securitization Trust” shall mean a trust formed pursuant to a Securitization pursuant to which any Notes are held.

“Securitization Vehicle” shall have the meaning assigned to such term in the definition of “Qualified Institutional Lender.”

“Servicer” shall mean the Master Servicer or the Special Servicer, as the context may require.

“Servicer Termination Event” shall have the meaning assigned to such term in the Lead Securitization Servicing Agreement or at any time that the Mortgage Loan is no longer subject to the provisions of the Lead Securitization Servicing Agreement, any analogous concept under the servicing agreement pursuant to which the Mortgage Loan is being serviced in accordance with the terms of this Agreement.

“Servicing Advance” shall means “Property Protection Advances” as defined in the Lead Securitization Servicing Agreement.

“Servicing Standard” shall mean “Accepted Servicing Practices” as defined in the Lead Securitization Servicing Agreement.

“Special Servicer” shall mean “Special Servicer” as defined in the Lead Securitization Servicing Agreement.

“Taxes” shall mean any income or other taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature, now or hereafter imposed by any jurisdiction or by any department, agency, state or other political subdivision thereof or therein.

“Transfer” shall have the meaning assigned to such term in Section 14.

“Trust Fund Expenses” shall have the meaning assigned to such term in the Lead Securitization Servicing Agreement.

“Trustee” shall mean “Trustee” as defined in the Lead Securitization Servicing Agreement.

“U.S. Person” shall mean a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, a trust in existence on August 20, 1996 which is eligible to elect to be treated as a U.S. Person).

“Yield Maintenance Default Premium” shall have the meaning assigned to such term in the Lead Securitization Servicing Agreement.

Section 2.                Servicing of the Mortgage Loan.

(a)                Each Note Holder acknowledges and agrees that, subject in each case to this Agreement, the Mortgage Loan shall be serviced from and after the Securitization Date pursuant to the Lead Securitization Servicing Agreement; provided that the Master Servicer shall not be obligated to make P&I Advances in respect of any Non-Controlling Note if such principal or interest is not paid by the Mortgage Loan Borrower but shall be obligated to make Servicing Advances and Administrative Advances, subject to the terms of the Lead Securitization

Servicing Agreement including any provisions governing the determination of non-recoverability. Each Note Holder acknowledges that any other Note Holder may elect, in its sole discretion, to include its Note in a Securitization and agrees that it shall, subject to Section 26, reasonably cooperate with such other Note Holder, at such other Note Holder’s expense, to effect such Securitization. Subject to the terms and conditions of this Agreement, each Note Holder hereby irrevocably and unconditionally consents to the appointment of the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee under the Lead Securitization Servicing Agreement by the Depositor as each such party may be replaced pursuant to the terms of the Lead Securitization Servicing Agreement and agrees to reasonably cooperate with the Master Servicer and the Special Servicer with respect to the servicing of the Mortgage Loan in accordance with the Lead Securitization Servicing Agreement. Each Note Holder hereby irrevocably appoints the Master Servicer, the Special Servicer and the Trustee in the Lead Securitization as such Note Holder’s attorney-in-fact to sign any documents reasonably required with respect to the administration and servicing of the Mortgage Loan on its behalf under the Lead Securitization Servicing Agreement (subject at all times to the rights of the Note Holders set forth herein and in the Lead Securitization Servicing Agreement). In no event shall the Lead Securitization Servicing Agreement require the Servicer to enforce the rights of any Note Holder against any other Note Holder or limit the Servicer in enforcing the rights of one Note Holder against any other Note Holder; however, this statement shall not be construed to otherwise limit the rights of one Note Holder with respect to any other Note Holder. Each Servicer shall be required pursuant to the Lead Securitization Servicing Agreement to service the Mortgage Loan in accordance with the Servicing Standard, the terms of the Mortgage Loan Documents, this Agreement, the Lead Securitization Servicing Agreement and applicable law, shall provide information to each Non-Lead Servicer necessary to enable such Non-Lead Servicer to perform its servicing duties under the related Non-Lead Securitization Servicing Agreement and shall not take any action or refrain from taking any action or follow any direction inconsistent with the foregoing.

At any time that the Mortgage Loan is no longer subject to the provisions of the Lead Securitization Servicing Agreement, the Note Holders agree to cause the Mortgage Loan to be serviced by one or more servicers, each of which has been agreed upon by the Note Holders, pursuant to a servicing agreement that has servicing terms substantially similar to the Lead Securitization Servicing Agreement (including, without limitation, all applicable provisions relating to delivery of information and reports necessary for any Non-Lead Securitization to comply with any applicable reporting requirements under the Securities Exchange Act of 1934, as amended) and all references herein to the “Lead Securitization Servicing Agreement” shall mean such subsequent servicing agreement; provided, however, that if any Non-Controlling Note is in a Securitization, then a Rating Agency Confirmation shall have been obtained from each Rating Agency with respect to such subsequent servicing agreement, if applicable; provided, further, however, that until a replacement servicing agreement has been entered into, the Lead Securitization Note Holder shall cause the Mortgage Loan to be serviced pursuant to the provisions of the Lead Securitization Servicing Agreement as if such agreement was still in full force and effect with respect to the Mortgage Loan, by the Servicer in the Lead Securitization or by any Person appointed by the Lead Securitization Note Holder that is a master servicer meeting the requirements of the Lead Securitization Servicing Agreement and a special servicer meeting the Required Special Servicer Rating; provided, however, the Servicer shall have no obligation to make any P&I Advances on the Lead Securitization Notes.

(b)               The Master Servicer shall be the master servicer on the Mortgage Loan, and from time to time it (or the Trustee, or the Special Servicer as and to the extent provided in the Lead Securitization Servicing Agreement) (i) shall be required to make (or in the case of the Special Servicer, may but is not obligated to make) Servicing Advances and Administrative Advances with respect to the Mortgage Loan, subject to the terms of the Lead Securitization Servicing Agreement and this Agreement, and (ii) may be required to make P&I Advances on the Lead Securitization Notes, if and to the extent provided in the Lead Securitization Servicing Agreement and this Agreement. The Master Servicer, the Special Servicer and the Trustee, as applicable, shall be entitled to reimbursement for any Advance and interest thereon and Trust Fund Expenses in accordance with the terms of the Lead Securitization Servicing Agreement and this Agreement.

Each Non-Controlling Note Holder agrees to indemnify (i) (as and to the same extent the Lead Securitization Trust is required to indemnify each of the following parties in respect of the Mortgage Loan pursuant to the terms of the Lead Securitization Servicing Agreement) each of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee and the Depositor (and any director, officer, employee or agent of any of the foregoing, to the extent such parties are identified as indemnified parties in the Lead Securitization Servicing Agreement in respect of the Mortgage Loan) and (ii) the Lead Securitization Trust (such parties in clause (i) and the Lead Securitization Trust, collectively, the “Indemnified Parties”) against any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the servicing and administration of the Mortgage Loan and the Mortgaged Property under the Lead Securitization Servicing Agreement (collectively, the “Indemnified Items”), in accordance with the next paragraph.

Each Non-Controlling Note Holder agrees to pay its Pro Rata Share of (i) any Servicing Advances or Administrative Advances and any interest accrued and payable on such Advances at the Advance Rate (as defined in the Lead Securitization Servicing Agreement) and (ii) any Trust Fund Expenses and any other fees, costs or expenses incurred in connection with the servicing and administration of the Mortgage Loan (including, without, limitation, any Indemnified Items and any costs, fees and expenses related to obtaining any Rating Agency Confirmation) in accordance with the Lead Securitization Servicing Agreement and this Agreement to the extent that such amounts remain unpaid or unreimbursed after funds received from the Mortgage Loan Borrower for payment of such amounts (it being understood that the Pro Rata Share payable by each Non-Controlling Note Holder under this paragraph would be determined allocating such Servicing Advances, Administrative Advances, interest accrued and payable on such Advances, Trust Fund Expenses, and/or other fees, costs or expenses, as the case may be, first to the B Notes and then to the A Notes, in that order).

Following a Securitization of a Non-Controlling Note, in the event that (A) the Master Servicer or the Special Servicer has determined that there has been a receipt of all insurance proceeds, condemnation proceeds and liquidation proceeds in respect of the Mortgage Loan or the Mortgaged Property after the final liquidation or disposition of the Mortgage Loan or the Mortgaged Property and (B) such insurance proceeds, condemnation proceeds and liquidation proceeds are insufficient for reimbursement of (i) any Servicing Advances or Administrative Advances and any interest accrued and payable on such Advances at the Advance

Rate (as defined in the Lead Securitization Servicing Agreement), (ii) the Indemnified Items and (iii) any other Trust Fund Expenses and any other fees, costs or expenses incurred in connection with the servicing and administration of the Mortgage Loan (including, without, limitation, any fees, costs and expenses related to obtaining any Rating Agency Confirmation), such Non-Controlling Note Holder shall be required to, promptly following notice from the Master Servicer or the Special Servicer, pay the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Lead Securitization Trust, as applicable, such Non-Controlling Note Holder’s pro rata share of the insufficiency (which shall be determined based on the original principal balance of each Note and after allocating such Servicing Advances, Administrative Advances, interest accrued and payable on such Advances, Trust Fund Expenses, and/or other fees, costs or expenses, as the case may be, first to the B Notes and then to the A Notes, in that order) from general collections on the other mortgage loans in the related Non-Lead Securitization Trust.

For the avoidance of doubt, no Non-Controlling Note Holder shall be required to use general collections on the other mortgage loans in the related Non-Lead Securitization Trust to reimburse any P&I Advances or any Nonrecoverable Advances that are P&I Advances on the Lead Securitization Notes or any interest accrued and payable on such P&I Advances and Nonrecoverable Advances that are P&I Advances.

The Non-Lead Master Servicer (or the related Non-Lead Trustee if not made by such Non-Lead Master Servicer) may be required to make P&I Advances on such Non-Controlling Note, from time to time, subject to the terms of the servicing agreement for the related Securitization (each such agreement, a “Non-Lead Securitization Servicing Agreement”). The Master Servicer, the Special Servicer and the Trustee, as applicable, shall be entitled to make their own recoverability determination with respect to a P&I Advance to be made on the Lead Securitization Notes based on the information that they have on hand and in accordance with the Lead Securitization Servicing Agreement. The Non-Lead Master Servicer and the Non-Lead Special Servicer and Non-Lead Trustee, as applicable, shall be entitled to make their own recoverability determination with respect to a P&I Advance to be made on the Non-Controlling Note based on the information that they have on hand and in accordance with such Non-Lead Securitization Servicing Agreement. The Master Servicer and the Trustee, as applicable, and any Non-Lead Master Servicer and any Non-Lead Trustee, as applicable, shall be required to notify the others of the amount of its P&I Advance within two (2) Business Days of making such advance. If the Master Servicer, the Special Servicer or the Trustee, as applicable (with respect to the Lead Securitization Note) or a Non-Lead Master Servicer, a Non-Lead Special Servicer or a Non-Lead Trustee, as applicable (with respect to a Non-Controlling Note), determines that a proposed P&I Advance, if made, would be a Nonrecoverable Advance or an outstanding P&I Advance is or would be a Nonrecoverable Advance, or if the Master Servicer, the Special Servicer or the Trustee, as applicable, subsequently determines that a proposed Servicing Advance would be a Nonrecoverable Advance or an outstanding Servicing Advance is or would be a Nonrecoverable Advance, then the Master Servicer or the Trustee (as provided in the Lead Securitization Servicing Agreement, in the case of a determination of non-recoverability by the Master Servicer, the Special Servicer or the Trustee) or such Non-Lead Master Servicer or such Non-Lead Trustee (as provided in the related Non-Lead Securitization Servicing Agreement, in the case of a determination of non-recoverability by the Non-Lead Master Servicer, the Non-Lead Special Servicer or the Non-Lead Trustee) shall notify the Master Servicer and the Trustee, or such Non-Lead Master Servicer and such Non-Lead Trustee, as the case may be, within two (2) Business Days of making such determination.

(c)                Each Non-Controlling Note Holder agrees that, if the related Non-Controlling Note is included in a Securitization, such Non-Controlling Note Holder shall cause the applicable Non-Lead Securitization Servicing Agreement to contain provisions to the effect that:

(i)            any Servicing Advances (and advance interest thereon), Administrative Advances (and advance interest thereon) and any Trust Fund Expenses (including Indemnified Items) relating to servicing and administration of the Mortgage Loan and the Mortgaged Property, including without limitation, any unpaid special servicing fees, liquidation fees and workout fees relating to the Mortgage Loan will be paid in accordance with Sections 2(b) and 3 of this Agreement and the Lead Securitization Servicing Agreement;

(ii)            following the final liquidation or disposition of the Mortgage Loan or the Mortgaged Property, the related Non-Lead Master Servicer will be required to pay insufficiencies with respect to reimbursements of the amounts described in clause (i) above, from general collections in accordance with Section 2(b) of this Agreement;

(iii)            the related Non-Lead Master Servicer, related Non-Lead Trustee or certificate administrator under the related Non-Lead Securitization Servicing Agreement will be required to deliver to the Trustee, the Certificate Administrator, the Special Servicer and the Master Servicer (i) promptly following Securitization of any Non-Controlling Note, notice of the deposit of such Non-Controlling Note into a Securitization Trust (which notice shall also provide contact information for the related Non-Lead Trustee, the related non-lead certificate administrator, the related Non-Lead Master Servicer, the related Non-Lead Special Servicer and the party designated to exercise the rights of the related “Non-Controlling Note Holder” under this Agreement), accompanied by an electronic copy of such executed Non-Lead Securitization Servicing Agreement and (ii) notice of any subsequent change in the identity of the Non-Lead Master Servicer or the party designated to exercise the rights of the related “Non-Controlling Note Holder” under this Agreement (together with the relevant contact information); and

(iv)            the Master Servicer, the Special Servicer, the Trustee and the Lead Securitization Trust shall be third-party beneficiaries of the foregoing provisions.

(d)               In the event that any filing is required to be made by the Depositor or any Non-Lead Depositor under the Lead Securitization Servicing Agreement or the related Non-Lead Securitization Servicing Agreement, as applicable, in order to comply with the Depositor’s or such Non-Lead Depositor’s requirement under the Securities Exchange Act of 1934, as amended, the related Non-Controlling Note Holder (including the related Non-Lead Depositor and related Non-Lead Trustee) or the Lead Securitization Note Holder (including the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee), as applicable, shall use commercially reasonable efforts to timely comply with any such filing.

(e)                Each Non-Controlling Note Holder shall give each of the parties to the Lead Securitization Servicing Agreement (if such party will not also be a party to the Non-Lead Securitization Servicing Agreement) a written notice (which may be by e-mail) of the Non-Lead Securitization and the related Non-Lead Securitization Date prior to or promptly following the related Non-Lead Securitization Date. Such notice shall contain contact information for each of the parties to the Non-Lead Securitization Servicing Agreement. In addition, after the Non-Lead Securitization Date, such Non-Controlling Note Holder shall send an electronic copy of the Non-Lead Securitization Servicing Agreement to each of the parties to the Lead Securitization Servicing Agreement (if such party is not also a party to the Non-Lead Securitization Servicing Agreement and a copy of the Non-Lead Securitization Servicing Agreement was not previously provided to such party).

(f)                Appraisal Reduction Amounts with respect to the Mortgage Loan shall be allocated first to the B Notes, on a Pro Rata and Pari Passu Basis, up to the full outstanding principal balance thereof, and then to the A Notes, on a Pro Rata and Pari Passu Basis, up to the full outstanding principal balance thereof.

(g)               If a Non-Controlling Note becomes the subject of an Asset Review pursuant to the related Non-Lead Securitization Servicing Agreement, the Master Servicer, the Special Servicer and the Trustee and the Certificate Administrator shall reasonably cooperate with such Non-Lead Asset Representations Reviewer in connection with such Asset Review by providing such Non-Lead Asset Representations Reviewer with any documents reasonably requested by such Non-Lead Asset Representations Reviewer, but only to the extent that such documents are in the possession of the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator as the case may be, and are not in the possession of the Non-Lead Asset Representations Reviewer, Non-Lead Master Servicer, Non-Lead Special Servicer or custodian under the related Non-Lead Securitization Servicing Agreement.

Section 3.                Priority of Payments.

(a)                So long as no Event of Default has occurred and is continuing, any collections received in respect of the Mortgage Loan or the Mortgaged Property will be applied to the Notes in accordance with the Mortgage Loan Agreement and the Lead Securitization Servicing Agreement.

(b)               If an Event of Default has occurred and is continuing, all amounts collected by or on behalf of the Lead Securitization Trust in respect of the Mortgage Loan or the Mortgaged Property, including without limitation, liquidation proceeds, condemnation proceeds or insurance proceeds shall be applied in the following order of priority:

(i)            first, to reimburse the Master Servicer and the Trustee for any unreimbursed Nonrecoverable Advances that are Servicing Advances and Administrative Advances relating to the Mortgage Loan and the Mortgaged Property and interest thereon at the Advance Rate;

(ii)            second, to first reimburse the Note A Holders for any unreimbursed Nonrecoverable Advances that are P&I Advances on the A Notes and interest thereon at the Advance Rate, on a Pro Rata and Pari Passu Basis, then to reimburse the Note B Holders for any Nonrecoverable Advances that are P&I Advances on the B Notes and interest thereon at the Advance Rate, on a Pro Rata and Pari Passu Basis;

(iii)            third, to reimburse or pay the Master Servicer, the Trustee for any unreimbursed Servicing Advances and Administrative Advances relating to the Mortgage Loan and the Mortgaged Property plus interest accrued thereon at the Advance Rate and any Trust Fund Expenses, including without limitation, any unpaid special servicing fees, liquidation fees and workout fees relating to the Mortgage Loan;

(iv)            fourth, to pay to the Note A Holders accrued and unpaid interest on the A Notes (other than Default Interest) that was not included in the amount of P&I Advances on the A Notes reimbursed pursuant to clause (ii) above, on a Pro Rata and Pari Passu Basis;

(v)            fifth, to pay to the Note A Holders any interest accrued on P&I Advances on the A Notes on a Pro Rata and Pari Passu Basis;

(vi)            sixth, to pay to the Note B Holders accrued and unpaid interest on the B Notes (other than Default Interest) that was not included in the amount of P&I Advances on the B Notes reimbursed pursuant to clause (ii) above, on a Pro Rata and Pari Passu Basis;

(vii)            seventh, to pay to the Note B Holders any interest accrued on P&I Advances on the B Notes on a Pro Rata and Pari Passu Basis;

(viii)            eighth, to pay to the Note A Holders the Note Principal Balance of the A Notes due and payable on a Pro Rata and Pari Passu Basis until their Note Principal Balances have been reduced to zero;

(ix)            ninth, to pay to the Note B Holders the Note Principal Balance of the B Notes due and payable on a Pro Rata and Pari Passu Basis until their Note Principal Balances have been reduced to zero;

(x)            tenth, to pay the Master Servicer or the Special Servicer any amounts to be applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items;

(xi)            eleventh, to fund any other reserves to the extent then required to be held in escrow;

(xii)            twelfth, to pay to the Note A Holders any Yield Maintenance Default Premium then due and payable in respect of the A Notes, on a Pro Rata and Pari Passu Basis, then to pay to the Note B Holders any Yield Maintenance Default Premium then due and payable in respect of the B Notes, on a Pro Rata and Pari Passu Basis;

(xiii)            thirteenth, to pay to the Master Servicer or the Special Servicer, Default Interest and late payment charges then due and owing under the Mortgage Loan, all of which will be applied in accordance with the Lead Securitization Servicing Agreement;

(xiv)            fourteenth, to pay the Master Servicer or the Special Servicer any additional servicing compensation that the Master Servicer or the Special Servicer is entitled receive under the Lead Securitization Servicing Agreement; and

(xv)            fifteenth, if any excess amount is available to be distributed in respect of the Mortgage Loan, and not otherwise applied in accordance with the foregoing clauses (i)-(xiv), any remaining amount shall be paid pro rata to the Note Holders based on the initial principal balances of the Notes held by such Note Holders;

provided that it is being understood and agreed that the priority of payment set forth above is solely for purposes of allocating collections on the Mortgage Loan or the Mortgaged Property (net of any reimbursement or payment of Advances or Trust Fund Expenses relating to the Mortgage Loan or Mortgaged Property to the extent provided above) to each Note and that any amounts payable to or allocable to the Lead Securitization Notes in respect of interest, principal, Default Interest and interest on P&I Advances will be subject to the terms of the Lead Securitization Servicing Agreement and will not otherwise affect the reimbursement rights of the Master Servicer, the Special Servicer or the Trustee thereunder.

Notwithstanding anything to the contrary herein, to the extent required under the REMIC Provisions of the Code, payments or proceeds received with respect to any partial release of the Mortgaged Property (including following a condemnation) from the lien of the applicable Mortgage and Mortgage Loan Documents must be allocated to reduce the principal balance of the Mortgage Loan in the manner permitted by such REMIC Provisions if, immediately following such release, the loan-to value ratio of the Mortgage Loan exceeds 125% (based solely on real property and excluding any personal property and going concern value).

Section 4.                Workout. Notwithstanding anything to the contrary contained herein, but subject to the terms and conditions of the Lead Securitization Servicing Agreement, and the obligation to act in accordance with the Servicing Standard, if the Lead Securitization Note Holder, or any Servicer, in connection with a workout or proposed workout of the Mortgage Loan, modifies the terms thereof such that (i) the unpaid principal balance of the Mortgage Loan is decreased, (ii) the Interest Rate is reduced, (iii) payments of interest or principal on any Note are waived, reduced or deferred or (iv) any other adjustment is made to any of the payment terms of the Mortgage Loan, such modification shall not alter, and any modification of the Mortgage Loan Documents shall be structured to preserve, the sequential order of payment of principal and interest on the Notes as set forth in the Mortgage Loan Agreement in effect as of the date of this Agreement and the priority of payment set forth in Section 3, and the full economic effect of all waivers, reductions or deferrals of amounts due on the Mortgage Loan attributable to such workout shall be borne, first, by the Note B Holders, on a Pro Rata and Pari Passu Basis (up to their respective Note Principal Balances, together with accrued interest thereon at the Note Rate and any other amounts due to each Note B Holder, as applicable), and then, by the Note A Holders, on a Pro Rata and Pari Passu Basis (up to their respective Note Principal Balances, together with accrued interest thereon at the Note Rate and any other amounts due to each Note A Holder, as applicable).

Section 5.                Administration of the Mortgage Loan.

(a)                Subject to this Agreement and the Lead Securitization Servicing Agreement, the Lead Securitization Note Holder (or the Master Servicer, the Special Servicer or the Trustee acting on behalf of the Lead Securitization Note Holder) shall have the sole and exclusive authority with respect to the administration of, and exercise of rights and remedies with respect to, the Mortgage Loan, including, without limitation, the sole authority to modify or waive any of the terms of the Mortgage Loan Documents or consent to any action or failure to act by the Mortgage Loan Borrower or any other party to the Mortgage Loan Documents, call or waive any Event of Default, accelerate the Mortgage Loan or institute any foreclosure action or other remedy, and no Non-Controlling Note Holder shall have any voting, consent or other rights whatsoever except as explicitly set forth herein with respect to the Lead Securitization Note Holder’s administration of, or exercise of its rights and remedies with respect to, the Mortgage Loan. Subject to this Agreement and the Lead Securitization Servicing Agreement, each Non-Controlling Note Holder agrees that it shall have no right to, and hereby presently and irrevocably assigns and conveys to the Lead Securitization Note Holder (or the Master Servicer, the Special Servicer or the Trustee acting on behalf of the Lead Securitization Note Holder) the rights, if any, that such Non-Controlling Note Holder has to, (i) call or cause the Lead Securitization Note Holder to call an Event of Default under the Mortgage Loan, or (ii) exercise any remedies with respect to the Mortgage Loan or the Mortgage Loan Borrower, including, without limitation, filing or causing the Lead Securitization Note Holder to file any bankruptcy petition against the Mortgage Loan Borrower. The Lead Securitization Note Holder (or the Master Servicer, the Special Servicer or the Trustee acting on behalf of the Lead Securitization Note Holder) shall not have any fiduciary duty to any Non-Controlling Note Holder in connection with the administration of the Mortgage Loan (but the foregoing shall not relieve the Lead Securitization Note Holder from the obligation to make any disbursement of funds as set forth herein or its obligation to follow the Servicing Standard (in the case of the Master Servicer or the Special Servicer acting on behalf of the Lead Securitization Note Holder) or any liability for failure to do so).

Upon the Mortgage Loan becoming a Specially Serviced Mortgage Loan, each Non-Controlling Note Holder hereby acknowledges the right and obligation of the Lead Securitization Note Holder (or the Special Servicer acting on behalf of the Lead Securitization Note Holder) to sell the Non-Controlling Notes together with the Lead Securitization Notes as notes evidencing one whole loan in accordance with the terms of the Lead Securitization Servicing Agreement. In connection with any such sale, the Special Servicer shall be required to sell the Non-Controlling Notes together with the Lead Securitization Notes in the manner set forth in the Lead Securitization Servicing Agreement.

Notwithstanding the foregoing, the Special Servicer shall not be permitted to sell the Mortgage Loan if such loan becomes a Defaulted Loan without the written consent of each Non-Controlling Note Holder (provided that such consent is not required if such Non-Controlling Note Holder is a Borrower Affiliate) unless the Special Servicer has delivered to such Non-Controlling Note Holder: (a) at least 15 Business Days prior written notice of any decision to attempt to sell the Mortgage Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Mortgage Loan, and any documents in the servicing file reasonably requested by such Non-Controlling Note Holder that are material to the price of the Mortgage Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale; provided that the Non-Controlling Note Holder may waive any of the delivery or timing requirements described in this sentence. Subject to the terms of the Lead Securitization Servicing Agreement, each Non-Controlling Note Holder (or the related Non-Controlling Note Holder Representative) shall be permitted to submit an offer at any sale of the Mortgage Loan unless such Person is a Borrower Affiliate.

Each Non-Controlling Note Holder hereby appoints the Lead Securitization Note Holder as its agent, and grants to the Lead Securitization Note Holder an irrevocable power of attorney coupled with an interest, and its proxy, for the purpose of soliciting and accepting offers for and consummating the sale of the related Non-Controlling Note. Each Non-Controlling Note Holder further agrees that, upon the request of the Lead Securitization Note Holder, the Non-Controlling Note Holder shall execute and deliver to or at the direction of Lead Securitization Note Holder such powers of attorney or other instruments as the Lead Securitization Note Holder may reasonably request to better assure and evidence the foregoing appointment and grant, in each case promptly following request, and shall deliver the related original Non-Controlling Note, endorsed in blank, to or at the direction of the Lead Securitization Note Holder in connection with the consummation of any such sale.

The authority of the Lead Securitization Note Holder to sell any Non-Controlling Note, and the obligations of each Non-Controlling Note Holder to execute and deliver instruments or deliver the related Non-Controlling Note upon request of the Lead Securitization Note Holder, shall terminate and cease to be of any further force or effect upon the date, if any, upon which the Lead Securitization is terminated in accordance with its terms.

(b)               The administration of the Mortgage Loan shall be governed by this Agreement and the Lead Securitization Servicing Agreement. The servicing of the Mortgage Loan shall be carried out by the Master Servicer and, if the Mortgage Loan is a Defaulted Loan (or to the extent otherwise provided in the Lead Securitization Servicing Agreement), by the Special Servicer, in each case pursuant to the Lead Securitization Servicing Agreement. Notwithstanding anything to the contrary contained herein, in accordance with the Lead Securitization Servicing Agreement, the Lead Securitization Servicing Agreement shall require the Master Servicer and the Special Servicer to service and administer the Mortgage Loan in accordance with the Servicing Standard, taking into account the interests of each of the Note Holders as a collective whole and the subordination of the B Notes to the A Notes. The Note Holders agree to be bound by the terms of the Lead Securitization Servicing Agreement. All rights and obligations of the Lead Securitization Note Holder described hereunder may be exercised by the Master Servicer, the Special Servicer, the Certificate Administrator and/or the

Trustee on behalf of the Lead Securitization Note Holder. The Lead Securitization Servicing Agreement shall not be amended in any manner that may adversely affect any Non-Controlling Note Holder in its capacity as Non-Controlling Note Holder without such Non-Controlling Note Holder’s prior written consent. Each Non-Controlling Note Holder (unless it is the same Person as or a Borrower Affiliate) shall be a third-party beneficiary to the Lead Securitization Servicing Agreement with respect to its rights as specifically provided for therein.

(c)                If any Note is included as an asset of a real estate mortgage investment conduit (a “REMIC”), within the meaning of Section 860D(a) of the Code, then, any provision of this Agreement to the contrary notwithstanding: (i) the Mortgage Loan shall be administered such that the Notes shall qualify at all times as (or as interests in) a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, (ii) any real property (and related personal property) acquired by or on behalf of the Note Holders pursuant to a foreclosure, exercise of a power of sale or delivery of a deed in lieu of foreclosure of the Mortgage or lien on such property following a default on the Mortgage Loan shall be administered so that the interest of each Note Holder therein shall at all times qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code and (iii) no Servicer may modify, waive or amend any provision of the Mortgage Loan, consent to or withhold consent from any action of the Mortgage Loan Borrower, or exercise or refrain from exercising any powers or rights which the Note Holders may have under the Mortgage Loan Documents, if any such action would constitute a “significant modification” of the Mortgage Loan, within the meaning of Section 1.860G-2(b) of the regulations of the United States Department of the Treasury, more than three (3) months after the startup day of the REMIC which includes the Notes (or any portion thereof). Each Note Holder agrees that the provisions of this paragraph shall be effected by compliance with any REMIC provisions in the Lead Securitization Servicing Agreement relating to the administration of the Mortgage Loan.

Anything herein or in the Lead Securitization Servicing Agreement to the contrary notwithstanding, in the event that one of the Notes is included in a REMIC and another Note is not, such other Note Holder shall not be required to reimburse any Note Holder or any other Person for payment of (i) any taxes imposed on such REMIC, (ii) any costs or expenses relating to the administration of such REMIC or to any determination respecting the amount, payment or avoidance of any tax under such REMIC or (iii) any advances for any of the foregoing or any interest thereon or for deficits in other items of disbursement or income resulting from the use of funds for payment of any such taxes, costs or expenses or advances, nor shall any disbursement or payment otherwise distributable to the other Note Holders be reduced to offset or make-up any such payment or deficit.

Section 6.                Appointment of a Controlling Note Holder Representative and a Non-Controlling Note Holder Representative.

(a)                The Controlling Note Holder shall have the right at any time to appoint a representative in connection with the exercise of its rights and obligations with respect to the Mortgage Loan (the “Controlling Note Holder Representative”). The Controlling Note Holder shall have the right in its sole discretion at any time and from time to time to remove and replace the Controlling Note Holder Representative in accordance with the terms of the Lead Securitization Servicing Agreement. When exercising its various rights set forth in the Lead

Securitization Servicing Agreement and elsewhere in this Agreement, the Controlling Note Holder may, at its option, in each case, act through the Controlling Note Holder Representative. The Controlling Note Holder Representative may be any Person (other than a Borrower Affiliate), including, without limitation, the Controlling Note Holder, any officer or employee of the Controlling Note Holder, any affiliate of the Controlling Note Holder or any other unrelated third party. No such Controlling Note Holder Representative shall owe any fiduciary duty or other duty to any other Person (other than the Controlling Note Holder). All actions that are permitted to be taken by the Controlling Note Holder under this Agreement or the Lead Securitization Servicing Agreement may be taken by the Controlling Note Holder Representative acting on behalf of the Controlling Note Holder. No Servicer, Trustee or Certificate Administrator acting on behalf of the Lead Securitization Note Holder shall be required to recognize any Person as a Controlling Note Holder Representative until the Controlling Note Holder has notified each Servicer, Trustee and Certificate Administrator of such appointment and, if the Controlling Note Holder Representative is not the same Person as the Controlling Note Holder, the Controlling Note Holder Representative provides each Servicer, Trustee and Certificate Administrator with written confirmation of its acceptance of such appointment (and such parties will be entitled to rely on such notice), an address and facsimile number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and facsimile numbers). The Controlling Note Holder shall promptly deliver such information to each Servicer, Trustee and Certificate Administrator.

(b)               Neither any Non-Controlling Note Holder Representative nor any Non-Controlling Note Holder will have any liability to the other Note Holders or any other Person for any action taken, or for refraining from the taking of any action or the giving of any consent or the failure to give any consent pursuant to this Agreement or the Lead Securitization Servicing Agreement, or errors in judgment, absent any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or negligence. The Non-Controlling Note Holder Representative with respect to each Non-Controlling Note, as of the date of this Agreement and until the Lead Securitization Note Holder (and the Master Servicer and the Special Servicer) is notified otherwise, shall be the related Initial Note Holder.

(c)                Neither the Controlling Note Holder Representative nor the Controlling Note Holder will have any liability to the other Note Holders or any other Person for any action taken, or for refraining from the taking of any action or the giving of any consent or the failure to give any consent pursuant to this Agreement or the Lead Securitization Servicing Agreement, or errors in judgment, absent any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence. The Note Holders agree that the Controlling Note Holder Representative and the Controlling Note Holder (whether acting in place of the Controlling Note Holder Representative when no Controlling Note Holder Representative shall have been appointed hereunder or otherwise exercising any right, power or privilege granted to the Controlling Note Holder hereunder) may take or refrain from taking actions, or give or refrain from giving consents, that favor the interests of one Note Holder over the other Note Holder, and that the Controlling Note Holder Representative may have special relationships and interests that conflict with the interests of a Note Holder and, absent willful misfeasance, bad faith or gross negligence on the part of the Controlling Note Holder Representative or the Controlling Note Holder, as the case may be, agree to take no action against the Controlling

Note Holder Representative, the Controlling Note Holder or any of their respective officers, directors, employees, principals or agents as a result of such special relationships or interests, and that neither the Controlling Note Holder Representative nor the Controlling Note Holder will be deemed to have been grossly negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance or to have recklessly disregarded any exercise of its rights by reason of its having acted or refrained from acting, or having given any consent or having failed to give any consent, solely in the interests of any Note Holder.

(d)           The Controlling Note Holder shall have no liability to the other Note Holders or any other party for any action taken, or for refraining from the taking of any action or the giving of any consent or the failure to give any consent pursuant to this Agreement or the Lead Securitization Servicing Agreement, or errors in judgment, absent any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence. The Note Holders agree that the Controlling Note Holder may take or refrain from taking actions, or give or refrain from giving consents, that favor the interests of one Note Holder over the other Note Holders, and that the Controlling Note Holder may have special relationships and interests that conflict with the interests of another Note Holder and, absent willful misconduct, bad faith or gross negligence on the part of the Controlling Note Holder, agree to take no action against the Controlling Note Holder or any of its officers, directors, employees, principals or agents as a result of such special relationships or interests, and that the Controlling Note Holder shall not be deemed to have been grossly negligent or reckless, or to have acted in bad faith or engaged in willful misconduct or to have recklessly disregarded any exercise of its rights by reason of its having acted or refrained from acting, or having given any consent or having failed to give any consent, solely in the interests of any Note Holder.

(e)            Each Non-Controlling Note Holder shall have the right at any time to appoint a representative in connection with the exercise of its rights and obligations with respect to the Mortgage Loan (each, a “Non-Controlling Note Holder Representative”). Each Non-Controlling Note Holder shall have the right in its sole discretion at any time and from time to time to remove and replace the Non-Controlling Note Holder Representative in accordance with the terms of the Lead Securitization Servicing Agreement. All of the provisions relating to the Controlling Note Holder and the Controlling Note Holder Representative set forth in Section 6(a) and Section 6(b) shall apply to the Non-Controlling Note Holders and the related Non-Controlling Note Holder Representatives mutatis mutandis. When exercising its various rights under Section 5 and elsewhere in this Agreement, each Non-Controlling Note Holder may, at its option, in each case, act through the related Non-Controlling Note Holder Representative. The Non-Controlling Note Holder Representative may be any Person (other than a Borrower Affiliate), including, without limitation, the related Non-Controlling Note Holder, any officer or employee of the related Non-Controlling Note Holder, any affiliate of the related Non-Controlling Note Holder or any other unrelated third party. No such Non-Controlling Note Holder Representative shall owe any fiduciary duty or other duty to any other Person (other than such Non-Controlling Note Holder). All actions that are permitted to be taken by each Non-Controlling Note Holder under this Agreement may be taken by a Non-Controlling Note Holder Representative acting on behalf of such Non-Controlling Note Holder. No Servicer, Trustee or Certificate Administrator acting on behalf of the Lead Securitization Note Holder shall be required to recognize any Person as a Non-Controlling Note Holder Representative until the related Non-Controlling Note Holder has notified each Servicer, Trustee and Certificate Administrator of such appointment and, if the Non-Controlling Note Holder Representative is not the same Person as the related Non-Controlling Note Holder, the Non-Controlling Note Holder Representative provides each Servicer, Trustee and Certificate Administrator with written confirmation of its acceptance of such appointment (and such parties will be entitled to rely on such notice), an address and facsimile number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and facsimile numbers). The related Non-Controlling Note Holder shall promptly deliver such information to each Servicer, Trustee and Certificate Administrator.

(f)                For so long as the Lead Securitization has not been terminated, the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) shall be required (i) to provide copies of any notice, information and report that it is required to provide to the Controlling Class Representative or any Risk Retention Consultation Party pursuant to the Lead Securitization Servicing Agreement with respect to any Major Decisions or the implementation of any recommended actions outlined in an asset status report relating to the Mortgage Loan, to each Non-Controlling Note Holder (or its related Non-Controlling Note Holder Representative), within the same time frame it is required to provide to the Controlling Class Representative or any Risk Retention Consultation Party (for this purpose, without regard to whether such items are actually required to be provided to the Controlling Class Representative or any Risk Retention Consultation Party under the Lead Securitization Servicing Agreement due to the occurrence of a Control Termination Event or a Consultation Termination Event) and (ii) to consult with each Non-Controlling Note Holder (or its related Non-Controlling Note Holder Representative) on a strictly non-binding basis, to the extent having received such notices, information and reports, such related Non-Controlling Note Holder (or its related Non-Controlling Note Holder Representative) requests consultation with respect to any such Major Decisions or the implementation of any recommended actions outlined in an asset status report relating to the Mortgage Loan, and consider alternative actions recommended by the related Non-Controlling Note Holder (or its related Non-Controlling Note Holder Representative); provided that after the expiration of a period of ten (10) Business Days from the delivery to a Non-Controlling Note Holder (or its related Non-Controlling Note Holder Representative) by the Lead Securitization Note Holder of written notice of a proposed action, together with copies of the notice, information and report required to be provided to the Non-Controlling Note Holder Representative, the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) shall no longer be obligated to consult with such Non-Controlling Note Holder (or its related Non-Controlling Note Holder Representative), whether or not such Non-Controlling Note Holder (or its related Non-Controlling Note Holder Representative) has responded within such ten (10) Business Day period (unless, the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) Business Day period shall be deemed to begin anew from the date of such proposal and delivery of all information relating thereto). Notwithstanding the consultation rights of any Non-Controlling Note Holder (or its related Non-Controlling Note Holder Representative) set forth in the immediately preceding sentence, the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer, as applicable, acting on its behalf) may make any Major Decision or take any action set forth in the asset status report before the expiration of the aforementioned ten (10)

Business Day period if the Lead Securitization Note Holder (or Special Servicer) determines that immediate action with respect thereto is necessary to protect the interests of the Note Holders. In no event shall the Lead Securitization Note Holder (or Servicer or Special Servicer, acting on its behalf) be obligated at any time to follow or take any alternative actions recommended by any Non-Controlling Note Holder (or its related Non-Controlling Note Holder Representative).

(g)               In addition to the consultation rights of a Non-Controlling Note Holder (or its related Non-Controlling Note Holder Representative) provided in the immediately preceding paragraph, each Non-Controlling Note Holder shall have the right to attend annual meetings (either telephonically or in person, in the discretion of the Servicer) with the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) at the offices of the Master Servicer or the Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, in which servicing issues related to the Mortgage Loan are discussed; provided that each Non-Controlling Note Holder, at the request of the Master Servicer or the Special Servicer, as applicable, shall execute a confidentiality agreement in form and substance satisfactory to it, the Master Servicer or the Special Servicer, as applicable, and the Lead Securitization Note Holder.

(h)               No objection, direction or advice of the Controlling Class Representative or objection or advice of any Risk Retention Consultation Party may require or cause the Master Servicer or the Special Servicer, as applicable, to violate any provision of the Mortgage Loan Documents, applicable law, the Lead Securitization Servicing Agreement, this Agreement, the REMIC Provisions of the Code or the Master Servicer or Special Servicer’s obligation to act in accordance with the Servicing Standard.

(i)                 In the event that the Special Servicer or Master Servicer (in the event the Master Servicer is otherwise authorized by the Lead Securitization Servicing Agreement to take such action), as applicable, determines that immediate action, with respect to any matter requiring consent of the Controlling Class Representative (or consultation with the Controlling Class Representative or any Risk Retention Consultation Party, as applicable) is necessary to protect the interests of the Note Holders (as a collective whole) and the Special Servicer has made a reasonable effort to contact the Controlling Class Representative, any Risk Retention Consultation Party, the Master Servicer or the Special Servicer, as the case may be, may take any such action without waiting for the Controlling Class Representative’s or a Risk Retention Consultation Party’s, as applicable, response.

Section 7.                Appointment of Special Servicer. Subject to the terms of the Lead Securitization Servicing Agreement, the Controlling Note Holder (or its Controlling Note Holder Representative) shall have the right at any time and from time to time, with or without cause, to replace the Special Servicer then acting with respect to the Mortgage Loan and appoint a replacement special servicer in lieu thereof provided that, without limitation of any other requirements hereunder, the replacement special servicer satisfies the Required Special Servicer Rating. Any designation by the Controlling Note Holder (or its Controlling Note Holder Representative) of a Person to serve as Special Servicer shall be made by delivering to the other Note Holders, the Servicer, the then existing Special Servicer and other parties to the Lead Securitization Servicing Agreement a written notice stating such designation and satisfying the other conditions to such replacement as set forth in the Lead Securitization Servicing Agreement (including, without limitation, a Rating Agency Confirmation from each Rating Agency then rating any securities issued in any Securitization), if any. The Controlling Note Holder or its Controlling Note Holder Representative shall notify the Non-Controlling Note Holders of its termination of the then currently serving Special Servicer and its appointment of a replacement special servicer in accordance with this Agreement and promptly deliver all information necessary for any Non-Lead Securitization to comply with any applicable reporting requirements under the Securities Exchange Act of 1934, as amended. Any such appointment of a replacement special servicer will not become effective unless all such information has been delivered to the Non-Lead Securitization Holders. The Controlling Note Holder shall be solely responsible for any expenses incurred in connection with any such replacement without cause. The Controlling Note Holder shall notify the other parties hereto of its termination of the then currently serving Special Servicer and its appointment of a replacement special servicer in accordance with this Section 7. If the Controlling Note Holder has not appointed a Special Servicer with respect to the Mortgage Loan as of the consummation of the securitization under the Lead Securitization Servicing Agreement, then the initial Special Servicer designated in the Lead Securitization Servicing Agreement shall serve as the initial Special Servicer but this shall not limit the right of the Controlling Note Holder (or its Controlling Note Holder Representative) to designate a replacement special servicer for the Mortgage Loan as aforesaid.

If a Servicer Termination Event on the part of the Special Servicer has occurred that affects a Non-Controlling Note Holder, such Non-Controlling Note Holder shall have the right to direct the Trustee (or at any time that the Mortgage Loan is no longer included in a Securitization Trust, the Controlling Note Holder) to terminate the Special Servicer under the Lead Securitization Servicing Agreement (or at any time that the Mortgage Loan is no longer subject to the provisions of the Lead Securitization Servicing Agreement, the successor servicing agreement pursuant to which the Mortgage Loan is being serviced) pursuant to and in accordance with the terms of the Lead Securitization Servicing Agreement (or at any time that the Mortgage Loan is no longer subject to the provisions of the Lead Securitization Servicing Agreement, the successor servicing agreement pursuant to which the Mortgage Loan is being serviced). The Controlling Note Holder and the Non-Controlling Note Holders acknowledge and agree that any successor special servicer appointed to replace the Special Servicer with respect to the Mortgage Loan that was terminated for cause at any Non-Controlling Note Holder’s direction cannot at any time be the person (or an Affiliate thereof) that was so terminated without the prior written consent of such Non-Controlling Note Holder. The applicable Non-Controlling Note Holder shall be solely responsible for reimbursing the Trustee’s or the Controlling Note Holder’s, as applicable, costs and expenses, if not paid within a reasonable time by the terminated special servicer and, in the case of the Trustee, that would otherwise be reimbursed to the Trustee from amounts on deposit in the Collection Account or Companion Loan Distribution Account.

Section 8.                Payment Procedure.

(a)                The Lead Securitization Note Holder, in accordance with the priorities set forth in Section 3 and subject to the terms of the Lead Securitization Servicing Agreement, shall deposit or cause to be deposited all payments and collections on the Mortgage Loan to the Collection Account and the portion of such payments and collections that are distributable to the Non-Controlling Note Holder shall be deposited into the Companion Loan Distribution Account pursuant to and in accordance with the Lead Securitization Servicing Agreement. The Lead Securitization Note Holder (or the Master Servicer acting on its behalf) shall deposit such amounts to the applicable account within two (2) Business Days after receipt of properly identified funds by the Lead Securitization Note Holder (or the Master Servicer acting on its behalf) from or on behalf of the Mortgage Loan Borrower.

(b)               If the Lead Securitization Note Holder determines, or a court of competent jurisdiction orders, at any time that any amount received or collected in respect of any Note must, pursuant to any insolvency, bankruptcy, fraudulent conveyance, preference or similar law, be returned to the Mortgage Loan Borrower or paid to the Lead Securitization Note Holder, a Non-Controlling Note Holder or any Servicer or paid to any other Person, then, notwithstanding any other provision of this Agreement, the Lead Securitization Note Holder shall not be required to distribute any portion thereof to any Non-Controlling Note Holder and such Non-Controlling Note Holder will promptly on demand by the Lead Securitization Note Holder repay to the Lead Securitization Note Holder any portion thereof that the Lead Securitization Note Holder shall have theretofore distributed to such Non-Controlling Note Holder, together with interest thereon at such rate, if any, as the Lead Securitization Note Holder shall have been required to pay to any Mortgage Loan Borrower, Master Servicer, Special Servicer or such other Person with respect thereto.

(c)                If, for any reason, the Lead Securitization Note Holder makes any payment to any Non-Controlling Note Holder before the Lead Securitization Note Holder has received the corresponding payment (it being understood that the Lead Securitization Note Holder is under no obligation to do so), and the Lead Securitization Note Holder does not receive the corresponding payment within five (5) Business Days of its payment to such Non-Controlling Note Holder, such Non-Controlling Note Holder shall, at the Lead Securitization Note Holder’s request, promptly return that payment to the Lead Securitization Note Holder.

(d)               Each Note Holder agrees that if at any time it shall receive from any sources whatsoever any payment on account of the Mortgage Loan in excess of its distributable share thereof, it shall promptly remit such excess to the applicable Note Holder, subject to this Agreement and the Lead Securitization Servicing Agreement. The Lead Securitization Note Holder shall have the right to offset any amounts due hereunder from any Non-Controlling Note Holder with respect to the Mortgage Loan against any future payments due to such Non-Controlling Note Holder under the Mortgage Loan. Such Non-Controlling Note Holder’s obligations under this Section 8 constitute absolute, unconditional and continuing obligations.

Section 9.                Limitation on Liability of the Note Holders. Subject to the terms of the Lead Securitization Servicing Agreement governing limitation on the liabilities of the Master Servicer, the Special Servicer, the Trustee and the Certificate Administrator each Note Holder shall have no liability to any other Note Holder with respect to its Note except with respect to losses actually suffered due to the negligence, willful misconduct or breach of this Agreement on the part of such Note Holder.

The Note Holders acknowledge that, subject to the obligation of the Lead Securitization Note Holder (including any Servicer and the Trustee) to comply with, and except as otherwise required by, the Servicing Standard, the Lead Securitization Note Holder (including any

Servicer and the Trustee) may exercise, or omit to exercise, any rights that the Lead Securitization Note Holder may have under the Lead Securitization Servicing Agreement in a manner that may be adverse to the interests of any Non-Controlling Note Holder and that the Lead Securitization Note Holder (including any Servicer and the Trustee) shall have no liability whatsoever to any Non-Controlling Note Holder in connection with the Lead Securitization Note Holder’s exercise of rights or any omission by the Lead Securitization Note Holder to exercise such rights other than as described above; provided, however, that the Servicer must act in accordance with the Servicing Standard.

Section 10.            Bankruptcy. Subject to Section 5(d), each Note Holder hereby covenants and agrees that only the Lead Securitization Note Holder has the right to institute, file, commence, acquiesce, petition under Bankruptcy Code Section 303 or otherwise or join any Person in any such petition or otherwise invoke or cause any other Person to invoke an Insolvency Proceeding with respect to or against the Mortgage Loan Borrower or seek to appoint a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official with respect to the Mortgage Loan Borrower or all or any part of its property or assets or ordering the winding-up or liquidation of the affairs of the Mortgage Loan Borrower. Each Note Holder further agrees that only the Lead Securitization Note Holder, and not any Non-Controlling Note Holder, can make any election, give any consent, commence any action or file any motion, claim, obligation, notice or application or take any other action in any case by or against the Mortgage Loan Borrower under the Bankruptcy Code or in any other Insolvency Proceeding. The Note Holders hereby appoint the Lead Securitization Note Holder as their agent, and grant to the Lead Securitization Note Holder an irrevocable power of attorney coupled with an interest, and their proxy, for the purpose of exercising any and all rights and taking any and all actions available to any Non-Controlling Note Holder in connection with any case by or against the Mortgage Loan Borrower under the Bankruptcy Code or in any other Insolvency Proceeding, including, without limitation, the right to file and/or prosecute any claim, vote to accept or reject a plan, to make any election under Section 1111(b) of the Bankruptcy Code with respect to the Mortgage Loan, and to file a motion to modify, lift or terminate the automatic stay with respect to the Mortgage Loan. The Note Holders hereby agree that, upon the request of the Lead Securitization Note Holder, each Non-Controlling Note Holder shall execute, acknowledge and deliver to the Lead Securitization Note Holder all and every such further deeds, conveyances and instruments as the Lead Securitization Note Holder may reasonably request for the better assuring and evidencing of the foregoing appointment and grant. All actions taken by the Servicer in connection with any Insolvency Proceeding are subject to and must be in accordance with the Servicing Standard.

Section 11.            Representations of the Note Holders. Each Note Holder represents and warrants that the execution, delivery and performance of this Agreement is within its corporate powers, has been duly authorized by all necessary corporate action, and does not contravene such Note Holder’s charter or any law or contractual restriction binding upon such Note Holder, and that this Agreement is the legal, valid and binding obligation of such Note Holder enforceable against such Note Holder in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except that the enforcement of rights with respect to indemnification and contribution obligations may be limited by applicable law. Each Note Holder represents and warrants that it is duly organized, validly existing, in good standing in the jurisdiction of its organization and in possession of all licenses and authorizations necessary to carry on its business. Each Note Holder represents and warrants that (a) this Agreement has been duly executed and delivered by such Note Holder, (b) to such Note Holder’s actual knowledge, all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of this Agreement by such Note Holder have been obtained or made and (c) to such Note Holder’s actual knowledge, there is no pending action, suit or proceeding, arbitration or governmental investigation against such Note Holder, an adverse outcome of which would materially and adversely affect its performance under this Agreement.

Section 12.            No Creation of a Partnership or Exclusive Purchase Right. Nothing contained in this Agreement, and no action taken pursuant hereto shall be deemed to constitute the relationship created hereby between the Note Holders as a partnership, association, joint venture or other entity. No Note Holder shall have any obligation whatsoever to offer to any other Note Holder the opportunity to purchase a participation interest in any future loans originated by such Note Holder or its Affiliates and if any Note Holder chooses to offer to any other Note Holder the opportunity to purchase a participation interest in any future mortgage loans originated by such Note Holder or its Affiliates, such offer shall be at such purchase price and interest rate as such Note Holder chooses, in its sole and absolute discretion. No Note Holder shall have any obligation whatsoever to purchase from any other Note Holder a participation interest in any future loans originated by such Note Holder or its Affiliates.

Section 13.            Other Business Activities of the Note Holders. Each Note Holder acknowledges that the other Note Holders or their Affiliates may make loans or otherwise extend credit to, and generally engage in any kind of business with, the Mortgage Loan Borrower or any Affiliate thereof, any entity that is a holder of debt secured by direct or indirect ownership interests in the Mortgage Loan Borrower or any entity that is a holder of a preferred equity interest in the Mortgage Loan Borrower (each, a “Mortgage Loan Borrower Related Party”), and receive payments on such other loans or extensions of credit to Mortgage Loan Borrower Related Parties and otherwise act with respect thereto freely and without accountability in the same manner as if this Agreement and the transactions contemplated hereby were not in effect.

Section 14.            Sale of the Notes.

(a)                Each Note Holder agrees that it will not sell, assign, transfer, pledge, syndicate, participate, hypothecate, contribute, encumber or otherwise dispose (either (i) directly or (ii) indirectly through entering into a derivatives contract or any other similar agreement, excluding a repo financing or a Pledge in accordance with Section 14(d)) of a Note (a “Transfer”) except to a Qualified Institutional Lender. Promptly after the Transfer, the non-transferring Note Holder shall be provided with (x) a representation from a transferee or the applicable Note Holder certifying that such transferee is a Qualified Institutional Lender (except in the case of a Transfer to a Securitization (and the related pooling and servicing agreement or similar agreement requires the parties thereto to comply with this Agreement) or in accordance with the immediately following sentence) and (y) a copy of the assignment and assumption agreement referred to in Section 15 (except in the case of a Transfer to a Securitization). If a Note Holder intends to Transfer its respective Note, or any portion thereof, to an entity that is not a Qualified Institutional Lender, it must first obtain (1) prior to a Securitization, the consent of each non-transferring Note Holder or (2) after a Securitization of such non-transferring Note Holder’s Note, Rating Agency Confirmation. Notwithstanding the foregoing, without the non-transferring Note Holder’s prior consent (which will not be unreasonably withheld), and, if such non-transferring Note Holder’s Note is held in a Securitization Trust, without Rating Agency Confirmation, no Note Holder shall Transfer all or any portion of its Note (or a participation interest in such Note) to a Borrower Affiliate and any such Transfer made without the prior consent of the non-transferring Note Holder and Rating Agency Confirmation (if such non-transferring Note Holder’s Note is held in a Securitization Trust), shall be absolutely null and void and shall vest no rights in the purported transferee; provided that for the avoidance of doubt, transfers of any securities backed by a Note held in Securitization Trust will not be subject to the foregoing requirement and such transfers shall be governed by the terms of the Lead Securitization Servicing Agreement or any related Non-Lead Securitization Servicing Agreement, as applicable. The transferring Note Holder agrees that it will pay the expenses of the non-transferring Note Holder (including all expenses of the Master Servicer, the Special Servicer and the Trustee) and all expenses relating to the confirmation from the Rating Agencies in connection with any such Transfer. Notwithstanding the foregoing, each Note Holder shall have the right, without the need to obtain the consent of any other Note Holder, the Rating Agencies or any other Person, to Transfer 49% or less (in the aggregate) of its Note or any beneficial interest in its Note. None of the provisions of this Section 14(a) shall apply in the case of (1) a sale of all of the Notes in accordance with the terms and conditions of the Lead Securitization Servicing Agreement or (2) a transfer by the Special Servicer, in accordance with the terms and conditions of the Lead Securitization Servicing Agreement, of the Mortgage Loan or the Mortgaged Property, upon the Mortgage Loan becoming a Specially Serviced Mortgage Loan, to a single member limited liability or limited partnership, 100% of the equity interest in which is owned directly or indirectly, through one or more single member limited liability companies or limited partnerships, by the Lead Securitization Trust.

(b)               In the case of any Transfer of a participation interest in any of the Notes, (i) the respective Note Holders’ obligations under this Agreement shall remain unchanged, (ii) such Note Holders shall remain solely responsible for the performance of such obligations, and (iii) the Lead Securitization Note Holder and any Persons acting on its behalf shall continue to deal solely and directly with such Note Holder in connection with such Note Holder’s rights and obligations under this Agreement and the Lead Securitization Servicing Agreement, and all amounts payable hereunder shall be determined as if such Note Holder had not sold such participation interest.

(c)                Notwithstanding any other provision hereof, any Note Holder may pledge (a “Pledge”) its Note to any entity (other than a Borrower Affiliate) which has extended a credit facility to such Note Holder and that is either a Qualified Institutional Lender or a financial institution whose long-term unsecured debt is rated at least “A” (or the equivalent) or better by each Rating Agency (a “Note Pledgee”), on terms and conditions set forth in this Section 14(c), it being further agreed that a financing provided by a Note Pledgee to a Note Holder or any Person which Controls such Note that is secured by its Note and is structured as a repurchase arrangement, shall qualify as a “Pledge” hereunder, provided that a Note Pledgee which is not a

Qualified Institutional Lender may not take title to (except in connection with an initial financing in accordance with a repurchase arrangement) the pledged Note without a Rating Agency Confirmation. Upon written notice by the applicable Note Holder to each other Note Holder and any Servicer that a Pledge has been effected (including the name and address of the applicable Note Pledgee), each other Note Holder agrees to acknowledge receipt of such notice and thereafter agrees: (i) to give Note Pledgee written notice of any default by the pledging Note Holder in respect of its obligations under this Agreement of which default such Note Holder has actual knowledge; (ii) to allow such Note Pledgee a period of ten (10) days to cure a default by the pledging Note Holder in respect of its obligations to the other Note Holders hereunder, but such Note Pledgee shall not be obligated to cure any such default; (iii) that no amendment, modification, waiver or termination of this Agreement shall be effective against such Note Pledgee without the written consent of such Note Pledgee, which consent shall not be unreasonably withheld, conditioned or delayed; (iv) that such other Note Holder shall give to such Note Pledgee copies of any notice of default under this Agreement simultaneously with the giving of same to the pledging Note Holder; (v) that such other Note Holder shall deliver to Note Pledgee such estoppel certificate(s) as Note Pledgee shall reasonably request, provided that any such certificate(s) shall be in a form reasonably satisfactory to such other Note Holder; and (vi) that, upon written notice (a “Redirection Notice”) to the other Note Holders and any Servicer by such Note Pledgee that the pledging Note Holder is in default, beyond any applicable cure periods, under the pledging Note Holder’s obligations to such Note Pledgee pursuant to the applicable credit agreement between the pledging Note Holder and such Note Pledgee (which notice need not be joined in or confirmed by the pledging Note Holder), and until such Redirection Notice is withdrawn or rescinded by such Note Pledgee, Note Pledgee shall be entitled to receive any payments that any Note Holder or Servicer would otherwise be obligated to pay to the pledging Note Holder from time to time pursuant to this Agreement or the Lead Securitization Servicing Agreement. Any pledging Note Holder hereby unconditionally and absolutely releases the other Note Holders and any Servicer from any liability to the pledging Note Holder on account of such other Note Holder’s or Servicer’s compliance with any Redirection Notice believed by any Servicer or such other Note Holder to have been delivered by a Note Pledgee. A Note Pledgee shall be permitted to exercise fully its rights and remedies against the pledging Note Holder to such Note Pledgee (and accept an assignment in lieu of foreclosure as to such collateral), in accordance with applicable law and this Agreement. In such event, the Note Holders and any Servicer shall recognize such Note Pledgee (and any transferee other than a Borrower Affiliate which is also a Qualified Institutional Lender at any foreclosure or similar sale held by such Note Pledgee or any transfer in lieu of foreclosure), and its successor and assigns, as the successor to the pledging Note Holder’s rights, remedies and obligations under this Agreement, and any such Note Pledgee or Qualified Institutional Lender shall assume in writing the obligations of the pledging Note Holder hereunder accruing from and after such Transfer (i.e., realization upon the collateral by such Note Pledgee) and agrees to be bound by the terms and provisions of this Agreement. The rights of a Note Pledgee under this Section 14(c) shall remain effective as to any Note Holder (and any Servicer) unless and until such Note Pledgee shall have notified any such Note Holder (and any Servicer, as applicable) in writing that its interest in the pledged Note has terminated.

(d)               Notwithstanding any provisions herein to the contrary, if a conduit (“Conduit”) which is not a Qualified Institutional Lender provides financing to a Note Holder then such Note Holder shall have the right to grant a security interest in its Note to such Conduit notwithstanding that such Conduit is not a Qualified Institutional Lender, if the following conditions are satisfied:

(i)                           The loan (the “Conduit Inventory Loan”) made by the Conduit to such Note Holder to finance the acquisition and holding of its Note requires a third party (the “Conduit Credit Enhancer”) to provide credit enhancement;

(ii)                           The Conduit Credit Enhancer is a Qualified Institutional Lender;

(iii)                           Such Note Holder pledges its interest in its Note to the Conduit as collateral for the Conduit Inventory Loan;

(iv)                           The Conduit Credit Enhancer and the Conduit agree that, if such Note Holder defaults under the Conduit Inventory Loan, or if the Conduit is unable to refinance its outstanding commercial paper even if there is no default by such Note Holder, the Conduit Credit Enhancer will purchase the Conduit Inventory Loan from the Conduit, and the Conduit will assign the pledge of such Note Holder’s Note to the Conduit Credit Enhancer; and

(v)                           Unless the Conduit is in fact then a Qualified Institutional Lender, the Conduit will not without obtaining a Rating Agency Confirmation from each Rating Agency have any greater right to acquire the interests in the Note pledged by such Note Holder, by foreclosure or otherwise, than would any other purchaser that is not a Qualified Institutional Lender at a foreclosure sale conducted by a Note Pledgee.

Section 15.            Registration of the Notes and Each Note Holder. The Agent shall keep or cause to be kept at the Agent Office books (the “Note Register”) for the registration and transfer of the Notes. The Agent shall serve as the initial note registrar and the Agent hereby accepts such appointment. The names and addresses of the holders of the Notes and the names and addresses of any transferee of any Note of which the Agent has received notice, in the form of a copy of the assignment and assumption agreement referred to in this Section 15, shall be registered in the Note Register. The Person in whose name a Note Holder is so registered shall be deemed and treated as the sole owner and holder thereof for all purposes of this Agreement. Upon request of a Note Holder, the Agent shall provide such party with the names and addresses of the other Note Holders. To the extent the Trustee or another party is appointed as Agent hereunder, each Note Holder hereby designates such Person as its agent under this Section 15 solely for purposes of maintaining the Note Register.

In connection with any Transfer of a Note (but excluding any pledgee unless and until it realizes on its Pledge), a transferee shall execute an assignment and assumption agreement (unless the transferee is a Securitization Trust and the related pooling and servicing agreement requires the parties thereto to comply with this Agreement), whereby such transferee assumes all of the obligations of the applicable Note Holder hereunder with respect to such Note thereafter accruing and agrees to be bound by the terms of this Agreement, including the applicable restriction on Transfers set forth in Section 14, from and after the date of such assignment. No transfer of a Note may be made unless it is registered on the Note Register, and the Agent shall not recognize any attempted or purported transfer of any Note in violation of the provisions of Section 14 and this Section 15. Any such purported transfer shall be absolutely null and void and shall vest no rights in the purported transferee. Each Note Holder desiring to effect such transfer shall, and does hereby agree to, indemnify the Agent and the other Note Holders against any liability that may result if the transfer is not made in accordance with the provisions of this Agreement.

Section 16.            Governing Law; Waiver of Jury Trial. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND OBLIGATIONS OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 17.            Submission To Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a)                SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(b)               CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(c)                AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH A PARTY HEREIN SHALL HAVE BEEN NOTIFIED; AND

(d)               AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

Section 18.            Modifications. This Agreement shall not be modified, cancelled or terminated except by an instrument in writing signed by each Note Holder. Additionally, for as long as any Note is contained in a Securitization Trust, the Note Holders shall not amend or modify this Agreement without first receiving a Rating Agency Confirmation from each Rating Agency then rating any securities issued in any Securitization; provided that no such confirmation from the Rating Agencies shall be required in connection with a modification (i) to cure any ambiguity, to correct or supplement any provisions herein that may be defective or inconsistent with any other provisions herein or with the Lead Securitization Servicing Agreement, (ii) to make other provisions with respect to matters or questions arising under this Agreement, which shall not be inconsistent with the provisions of this Agreement or (iii) if and to the extent it would be deemed given or not required pursuant to the definition of Rating Agency Confirmation in the Lead Securitization Servicing Agreement and/or any Non-Lead Securitization Servicing Agreement, as applicable.

Section 19.            Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Except as provided herein, including without limitation, with respect to the Trustee, Certificate Administrator, Master Servicer, Special Servicer, Non-Lead Master Servicer, Non-Lead Special Servicer and Non-Lead Trustee, none of the provisions of this Agreement shall be for the benefit of or enforceable by any Person not a party hereto. Subject to Section 14 and Section 15, each Note Holder may assign or delegate its rights or obligations under this Agreement. Upon any such assignment, the assignee shall be entitled to all rights and benefits of the applicable Note Holder hereunder.

Section 20.            Counterparts. This Agreement may be executed in any number of counterparts and all of such counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart of this Agreement.

Section 21.            Captions. The titles and headings of the paragraphs of this Agreement have been inserted for convenience of reference only and are not intended to summarize or otherwise describe the subject matter of the paragraphs and shall not be given any consideration in the construction of this Agreement.

Section 22.            Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable laws, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 23.            Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter contained in this Agreement and supersedes all prior agreements, understandings and negotiations between the parties.

Section 24.            Withholding Taxes.(a)  If the Lead Securitization Note Holder or the Mortgage Loan Borrower shall be required by law to deduct and withhold Taxes from interest, fees or other amounts payable to any Non-Controlling Note Holder with respect to the Mortgage Loan as a result of such Non-Controlling Note Holder constituting a Non-Exempt Person, the Lead Securitization Note Holder, in its capacity as servicer, shall be entitled to do so with respect to such Non-Controlling Note Holder’s interest in such payment (all withheld amounts being deemed paid to such Note Holder), provided that the Lead Securitization Note Holder shall furnish such Non-Controlling Note Holder with a statement setting forth the amount of Taxes withheld, the applicable rate and other information which may reasonably be requested for purposes of assisting such Note Holder to seek any allowable credits or deductions for the Taxes so withheld in each jurisdiction in which such Note Holder is subject to tax.

(b)               Each Non-Controlling Note Holder shall and hereby agrees to indemnify the Lead Securitization Note Holder against and hold the Lead Securitization Note Holder harmless from and against any Taxes, interest, penalties and attorneys’ fees and disbursements arising or resulting from any failure of the Lead Securitization Note Holder to withhold Taxes from payment made to such Non-Controlling Note Holder in reliance upon any representation, certificate, statement, document or instrument made or provided by such Non-Controlling Note Holder to the Lead Securitization Note Holder in connection with the obligation of the Lead Securitization Note Holder to withhold Taxes from payments made to the Non-Controlling Note Holder, it being expressly understood and agreed that (i) the Lead Securitization Note Holder shall be absolutely and unconditionally entitled to accept any such representation, certificate, statement, document or instrument as being true and correct in all respects and to fully rely thereon without any obligation or responsibility to investigate or to make any inquiries with respect to the accuracy, veracity, correctness or validity of the same and (ii) such Non-Controlling Note Holder, upon request of the Lead Securitization Note Holder and at its sole cost and expense, shall defend any claim or action relating to the foregoing indemnification using counsel selected by the Lead Securitization Note Holder.

(c)                Each Non-Controlling Note Holder represents to the Lead Securitization Note Holder (for the benefit of the Mortgage Loan Borrower) that it is not a Non-Exempt Person and that neither the Lead Securitization Note Holder nor the Mortgage Loan Borrower is obligated under applicable law to withhold Taxes on sums paid to it with respect to the Mortgage Loan or otherwise pursuant to this Agreement. Contemporaneously with the execution of this Agreement and from time to time as necessary during the term of this Agreement, each Non-Controlling Note Holder shall deliver to the Lead Securitization Note Holder or Servicer, as applicable, evidence satisfactory to the Lead Securitization Note Holder substantiating that such Note Holder is not a Non-Exempt Person and that the Lead Securitization Note Holder is not obligated under applicable law to withhold Taxes on sums paid to it with respect to the Mortgage Loan or otherwise under this Agreement. Without limiting the effect of the foregoing, (i) if any Non-Controlling Note Holder is created or organized under the laws of the United States, any state thereof or the District of Columbia, it shall satisfy the requirements of the preceding sentence by furnishing to the Lead Securitization Note Holder an Internal Revenue Service Form W-9 and (ii) if any Non-Controlling Note Holder is not created or organized under the laws of the United States, any state thereof or the District of Columbia, and if the payment of interest or other amounts by the Mortgage Loan Borrower is treated for United States income tax purposes as derived in whole or part from sources within the United States, such Note Holder shall satisfy the requirements of the preceding sentence by furnishing to the Lead Securitization Note Holder Internal Revenue Service Form W-8ECI, Form W-8IMY (with appropriate attachments), Form W-8BEN or Form W-8BEN-E, or successor forms, as may be required from time to time, duly executed by such Note Holder, as evidence of such Note Holder’s exemption from the withholding of United States tax with respect thereto. The Lead Securitization Note Holder shall not be obligated to make any payment hereunder with respect to any Non-Controlling Note or otherwise until the related Non-Controlling Note Holder shall have furnished to the Lead Securitization Note Holder requested forms, certificates, statements or documents.

Section 25.            Custody of Mortgage Loan Documents. The originals of all of the Mortgage Loan Documents (other than the Non-Controlling Notes) (a) prior to the Lead Securitization will be held by the Initial Agent and (b) after the Lead Securitization, will be held by the Lead Securitization Note Holder (in the name of the Trustee and held by a duly appointed custodian therefor in accordance with the Lead Securitization Servicing Agreement), in each case, on behalf of the registered holders of the Notes.

Section 26.            Cooperation in Securitization.

(a)                   Each Note Holder acknowledges that any Note Holder may elect, in its sole discretion, to include its Note in a Securitization. In connection with a Securitization and subject to the terms of the preceding sentence, at the request of the Lead Securitization Note Holder, each Non-Controlling Note Holder shall use reasonable efforts, at the Lead Securitization Note Holder’s expense, to satisfy, and to cooperate with the Lead Securitization Note Holder in attempting to cause the Mortgage Loan Borrower to satisfy, the market standards to which the Lead Securitization Note Holder customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with the Securitization, including, entering into (or consenting to, as applicable) any modifications to this Agreement or the Mortgage Loan Documents and to cooperate with the Lead Securitization Note Holder in attempting to cause the Mortgage Loan Borrower to execute such modifications to the Mortgage Loan Documents, in any such case, as may be reasonably requested by the Rating Agencies to effect the Securitization; provided, however, that either in connection with the Lead Securitization or otherwise at any time prior to the Lead Securitization, no Non-Controlling Note Holder shall be required to modify or amend this Agreement or any Mortgage Loan Documents (or consent to such modification, as applicable) in connection therewith, if such modification or amendment would (i) change the interest allocable to, or the amount of any payments due to or priority of such payments to, a Non-Controlling Note Holder or (ii) materially increase a Non-Controlling Note Holder’s obligations or materially decrease any Non-Controlling Note Holder’s rights, remedies or protections. In connection with the Lead Securitization, the such Non-Controlling Note Holder agrees to provide for inclusion in any disclosure document relating to the Lead Securitization such information concerning such Non-Controlling Note Holder and the Non-Controlling Note as the Lead Securitization Note Holder reasonably determines to be necessary or appropriate, and such Non-Controlling Note Holder covenants and agrees that it shall, at the Lead Securitization Note Holder’s expense, cooperate with the reasonable requests of each Rating Agency and Lead Securitization Note Holder in connection with the Lead Securitization (including, without limitation, reasonably cooperating with the Lead Securitization Noteholder (without any obligation to make additional representations and warranties) to enable the Lead Securitization Noteholder to make all necessary certifications and deliver all necessary opinions (including customary securities law opinions) in connection with the Mortgage Loan and the Lead Securitization), as well as in connection with all other matters and the preparation of any offering documents thereof and to review and respond reasonably promptly with respect to any information relating to any Non-Controlling Note Holder and the related Non-Controlling Note in any Securitization document. Each Non-Controlling Note Holder acknowledges that the information provided by it to the Lead Securitization Note Holder may be incorporated into the offering documents for the Lead Securitization. The Lead Securitization Note Holder and each Rating Agency shall be entitled to rely on the information supplied by, or on behalf of, such Non-Controlling Note Holder. The Lead Securitization Note Holder will reasonably cooperate with any Non-Controlling Note Holder by providing all information reasonably requested that is in the Lead Securitization Note Holder’s possession in connection with such Non-Controlling Note Holder’s preparation of disclosure materials in connection with a Securitization.

Upon request, the Lead Securitization Note Holder shall deliver to any Non-Controlling Note Holder drafts of the preliminary and final Lead Securitization offering memoranda, prospectus supplement, free writing prospectus and any other disclosure documents and the Lead Securitization Servicing Agreement and provide reasonable opportunity to review and comment on such documents.

(b)                  In connection with a Securitization, at the request of the applicable Non-Controlling Note Holder, the Lead Securitization Holder (including the Master Servicer, the Special Servicer and the Trustee) shall use reasonable efforts, at such Non-Controlling Note Holder’s expense, to satisfy, and to cooperate with the Non-Controlling Note Holder in attempting to cause the Mortgage Loan Borrower to satisfy, the market standards to which the Non-Controlling Note Holder customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with the Securitization, including, entering into (or consenting to, as applicable) any modifications to this Agreement or the Mortgage Loan Documents and to cooperate with the Lead Securitization Note Holder in attempting to cause the Mortgage Loan Borrower to execute such modifications to the Mortgage Loan Documents, in any such case, as may be reasonably requested by the Rating Agencies to effect the Securitization; provided, however, that either in connection with a Non-Lead Securitization or otherwise at any time prior to a Non-Lead Securitization, no Holder shall be required to modify or amend this Agreement or any Mortgage Loan Documents (or consent to such modification, as applicable) in connection therewith, if such modification or amendment would (i) change the interest allocable to, or the amount of any payments due to or priority of such payments to, a Non-Controlling Note Holder or (ii) materially increase a Non-Controlling Note Holder’s obligations or materially decrease any Non-Controlling Note Holder’s rights, remedies or protections or cause an adverse REMIC event to occur under the Lead Securitization. In connection with a Non-Lead Securitization, the Master Servicer, the Special Servicer, the Trustee and the Certificate Administrator shall be required to perform certain obligations set forth in the Lead Securitization Servicing Agreement. In addition, each other applicable Holder shall provide for inclusion in any disclosure document relating to such Non-Lead Securitization such information concerning such Holder and the related Note as such Non-Controlling Note Holder reasonably determines to be necessary or appropriate, and each such Holder covenants and agrees that it shall, at such Non-Controlling Note Holder’s expense, cooperate with the reasonable requests of each Rating Agency and such Non-Controlling Note Holder in connection with such Non-Lead Securitization (including, without limitation, reasonably cooperating with such Non-Controlling Note Holder (without any obligation to make additional representations and warranties) to enable such Non-Controlling Note Holder to make all necessary certifications and deliver all necessary opinions (including customary securities law opinions) in connection with the Mortgage Loan and the Lead Securitization), as well as in connection with all other matters and the preparation of any offering documents thereof and to review and respond reasonably promptly with respect to any information relating to the applicable Holders and the related Non-Controlling Note in any Securitization document. Each Holder acknowledges that the information provided by it to the other Non-Controlling Holders may be incorporated into the offering documents for the applicable Non-Lead Securitization. Each Holder and each Rating Agency shall be entitled to rely on the information supplied by, or on behalf of, any other Note Holder in connection with the related Non-Lead Securitization. Each Holder will reasonably cooperate with the other Holders by providing all information reasonably requested that is in the such Holder’s possession in connection with such Holder’s preparation of disclosure materials in connection with a Securitization.

Section 27.            Notices. All notices required hereunder shall be given by (i) telephone (confirmed promptly in writing) or shall be in writing and personally delivered, (ii) facsimile transmission (during business hours) if the sender on the same day sends a confirming copy of such notice by reputable overnight delivery service (charges prepaid), (iii) reputable overnight delivery service (charges prepaid) or (iv) certified United States mail, postage prepaid return receipt requested, and addressed to the respective parties at their addresses set forth on Exhibit B hereto, or at such other address as any party shall hereafter inform the other party by written notice given as aforesaid. All written notices so given shall be deemed effective upon receipt. Each Note Holder who securitizes a Note shall promptly notify each Initial Note Holder that is a Non-Controlling Note Holder of the closing of any securitization relating to the Mortgage Loan and such notification shall include the securitization name, the Note(s) included in such securitization, the closing date of such securitization and the names of the parties to the related Non-Lead Securitization Servicing Agreement (provided that notwithstanding Section 27 hereof, such notification may be via email to the address set forth on Exhibit B hereto).

Section 28.            Broker. Each Note Holder represents to each other that no broker was responsible for bringing about this transaction.

Section 29.            Certain Matters Affecting the Agent.

(a)                   The Agent may request and/or rely upon and shall be protected in acting or refraining from acting upon any officer’s certificate or assignment and assumption agreement delivered to the Agent pursuant to Section 14 and Section 15;

(b)                  The Agent may consult with counsel and any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such opinion of counsel;

(c)                   The Agent shall be under no obligation to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any Note Holder pursuant to the provisions of this Agreement, unless it has received indemnity reasonably satisfactory to it;

(d)                  The Agent or any of its directors, officers, employees, Affiliates, agents or “control” persons within the meaning of the Act, shall not be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by the Agent to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(e)                   The Agent shall not be bound to make any investigation into the facts or matters stated in any officer’s certificate or assignment and assumption agreement delivered to the Agent pursuant to Section 15;

(f)                   The Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys but shall not be relieved of its obligations hereunder; and

(g)                  The Agent represents and warrants that it is a Qualified Institutional Lender.

Section 30.            Termination and Resignation of Agent.

(a)                The Agent may be terminated at any time upon ten (10) days prior written notice from the Lead Securitization Note Holder. In the event that the Agent is terminated pursuant to this Section 30, all of its rights and obligations under this Agreement shall be terminated, other than any rights or obligations that accrued prior to the date of such termination.

(b)               The Agent may resign at any time on ten (10) days’ prior notice, so long as a successor Agent, reasonably satisfactory to the Note Holders (it being agreed that a Servicer, the Trustee or a Certificate Administrator in a Securitization is satisfactory to the Note Holders), has agreed to be bound by this Agreement and perform the duties of the Agent hereunder. WFB, as Initial Agent, may transfer its rights and obligations to a Servicer, the Trustee or the Certificate Administrator, as successor Agent, at any time without the consent of any Note Holder. Notwithstanding the foregoing, Note Holders hereby agree that, simultaneously with the closing of the Lead Securitization, the Master Servicer shall be deemed to have been automatically appointed as the successor Agent under this Agreement in place of WFB without any further notice or other action. The termination or resignation of such Master Servicer, as Master Servicer under the Lead Securitization Servicing Agreement, shall be deemed a termination or resignation of such Master Servicer as Agent under this Agreement.

Section 31.            Resizing. Notwithstanding any other provision of this Agreement, for so long as WFB, MSBNA, CREFI, DBRI or an affiliate of any of them (an “Original Entity”) is the owner of a Non-Controlling Note (the “Owned Note”), such Original Entity shall have the right, subject to the terms of the Mortgage Loan Documents, to cause the Mortgage Loan Borrower to execute amended and restated notes or additional notes (in either case, “New Notes”) reallocating the principal of the Owned Note to such New Notes; or severing the Owned Note into one or more further “component” notes in the aggregate principal amount equal to the then outstanding principal balance of the Owned Note provided that (i) the aggregate principal balance of all outstanding New Notes following such amendments is no greater than the aggregate principal of the Owned Note prior to such amendments, (ii) all Notes continue to have the same weighted average interest rate as the Notes prior to such amendments, (iii) all Notes pay pro rata and on a pari passu basis (to the extent described in the Mortgage Loan Agreement) and such reallocated or component notes shall be automatically subject to the terms of this Agreement, (iv) the Original Entity holding the New Notes shall notify the Lead Securitization Note Holder, the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee in writing of such modified allocations and principal amounts, and (v) the execution of such amendments and New Notes does not violate the Servicing Standard. If the Lead Securitization Note Holder so requests, the Original Entity holding the New Notes (and any subsequent holder of such Notes) shall execute a confirmation of the continuing applicability of this Agreement to the New Notes, as so modified. Except for the foregoing reallocation and for modifications pursuant to the Lead Securitization Servicing Agreement (as discussed in Section 5), no Note may be modified or amended without the consent of its holder and the consent of the holders of the other Notes. In connection with the foregoing (provided the conditions set forth in (i) through (v) above are satisfied and, with respect to the conditions set forth in (i) through (iv), as certified by the Original Entity, on which certification the Master Servicer can rely), the Master Servicer is hereby authorized and directed to execute amendments to the Mortgage Loan Documents and this Agreement on behalf of any or all of the Note Holders, as applicable, solely for the purpose of reflecting such reallocation of principal. If more than one New Note is created hereunder, for purposes of exercising the rights of a Non-Controlling Note Holder hereunder, the “Non-Controlling Note Holder” of such New Notes shall be as provided in the definition of such term in this Agreement.

Section 32.            Not a Security. No Note shall be deemed to be a security within the meaning of the Securities Exchange Act of 1934, as amended.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Initial Note Holders have caused this Agreement to be duly executed as of the day and year first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association

By:	/s/ Jeffrey L. Cirillo
Name: Jeffrey L. Cirillo
Title: Managing Director

MORGAN STANLEY BANK, N.A., a national banking association

By:	/s/ Jane Lam
Name: Jane Lam
Title: Authorized Signatory

CITI REAL ESTATE FUNDING INC., a New York corporation

By:	/s/ Richard Simpson
Name: Richard Simpson
Title: Vice President

BXP TRUST 2021-601L: CO-LENDER AGREEMENT

DBR INVESTMENTS CO. LIMITED, a Cayman Islands corporation

By:	/s/ Murray Mackinnon
Name: Murray Mackinnon
Title: Director
By:	/s/ Daniel Penn
Name: Daniel Penn
Title: Managing Director

BXP TRUST 2021-601L: CO-LENDER AGREEMENT

EXHIBIT A

MORTGAGE LOAN SCHEDULE

Description of Mortgage Loan

Mortgage Loan Borrower:	BP/CGCenter I LLC BP/CGCenter II LLC
Date of Mortgage Loan:	December 10, 2021
Date of Notes:	December 10, 2021
Original Principal Amount of Mortgage Loan:	$1,000,000,000
Principal Amount of Mortgage Loan as of the date hereof:	$1,000,000,000
Initial A-1-S1 Note Principal Balance:	$52,500,000
Initial A-2-S1 Note Principal Balance:	$33,000,000
Initial A-3-S1 Note Principal Balance:	$33,000,000
Initial A-4-S1 Note Principal Balance:	$31,500,000
Initial A-1-C1 Note Principal Balance:	$17,500,000
Initial A-1-C2 Note Principal Balance:	$67,543,860
Initial A-1-C3 Note Principal Balance:	$67,543,860
Initial A-1-C4 Note Principal Balance:	$48,067,280
Initial A-2-C1 Note Principal Balance:	$11,000,000
Initial A-2-C2 Note Principal Balance:	$56,279,000
Initial A-2-C3 Note Principal Balance:	$56,279,000
Initial A-2-C4 Note Principal Balance:	$2,567,860
Initial A-3-C1 Note Principal Balance:	$11,000,000
Initial A-3-C2 Note Principal Balance:	$42,456,140
Initial A-3-C3 Note Principal Balance:	$42,456,140
Initial A-3-C4 Note Principal Balance:	$30,213,720
Initial A-4-C1 Note Principal Balance:	$10,500,000
Initial A-4-C2 Note Principal Balance:	$53,720,930
Initial A-4-C3 Note Principal Balance:	$53,720,930
Initial A-4-C4 Note Principal Balance:	$2,451,140
Initial B-1 Note Principal Balance:	$96,845,000
Initial B-2 Note Principal Balance:	$60,874,000
Initial B-3 Note Principal Balance:	$60,874,000
Initial B-4 Note Principal Balance:	$58,107,000
Location of Mortgaged Property:	601 Lexington Ave, New York, NY 10022
Stated Maturity Date:	January 9, 2032

A-1

EXHIBIT B

1.       WFB:

(Prior to Securitization of the Notes for which it is the Initial Note Holder to the addressees listed below and following the Securitization of each such Note, the applicable notice addresses set forth in the related Lead Securitization Servicing Agreement or Non-Lead Securitization Servicing Agreement, as applicable.)

Wells Fargo Bank, National Association

Notice Address:
Wells Fargo Bank, National Association
301 South College Street

Charlotte, North Carolina 28202
Attention: A.J. Sfarra
Email: Anthony.sfarra@wellsfargo.com

with a copy to:

Troy Stoddard, Esq.
Senior Counsel
Wells Fargo Law Department
MAC D1086-341
550 S Tryon Street, 34th Floor
Charlotte, North Carolina 28202
Email: troy.stoddard@wellsfargo.com

with a copy to (if by email):

david.burkholder@cwt.com

2.       MSBNA:

(Prior to Securitization of the Notes for which it is the Initial Note Holder to the addressees listed below and following the Securitization of each such Note, the applicable notice addresses set forth in the related Lead Securitization Servicing Agreement or Non-Lead Securitization Servicing Agreement, as applicable.)

Morgan Stanley Bank, N.A.

Notice Address:
Morgan Stanley Bank, N.A.

1585 Broadway

New York, New York 10036

Attention: Jane Lam

with a copy to:

Morgan Stanley Bank, N.A.

1633 Broadway, 29th Floor

New York, New York 10019

Attention: Legal Compliance Division

3.       CREFI:

(Prior to Securitization of the Notes for which it is the Initial Note Holder to the addressees listed below and following the Securitization of each such Note, the applicable notice addresses set forth in the related Lead Securitization Servicing Agreement or Non-Lead Securitization Servicing Agreement, as applicable.)

Citi Real Estate Funding Inc.

Notice Address:
Citi Real Estate Funding Inc.
388 Greenwich Street, 6th Floor
New York, New York 10013
Attention: Richard Simpson
Fax number: (646) 328-2943

with a copy to:

Citi Real Estate Funding Inc.
390 Greenwich Street, 5th Floor
New York, New York 10013
Attention: Raul Orozco
Fax number: (347) 394-0898

with a copy to:

Citi Real Estate Funding Inc.
388 Greenwich Street, 17th Floor
New York, New York 10013
Attention: Ryan M. O’Connor
Fax number: (646) 862-8988
with copies by e-mail to: richard.simpson@citi.com and ryan.m.oconnor@citi.com

3.       DBRI:

(Prior to Securitization of the Notes for which it is the Initial Note Holder to the addressees listed below and following the Securitization of each such Note, the applicable notice addresses set forth in the related Lead Securitization Servicing Agreement or Non-Lead Securitization Servicing Agreement, as applicable.)

DBR Investments Co. Limited

1 Columbus Circle

New York, NY 10019

Attention: Robert W. Pettinato, Jr.

Facsimile No.: (212) 797-4489

with a copy to:

DBR Investments Co. Limited
1 Columbus Circle
New York, New York 10019
Attention: General Counsel
Facsimile No.: (646) 736-5721

Following Securitization of Note A-1-1:

(i)        Depositor:

Wells Fargo Commercial Mortgage Securities, Inc.

c/o Wells Fargo Securities, LLC
30 Hudson Yards, 15th Floor
New York, New York 10001
Attention: A.J. Sfarra
Email: CRRCompliance@wellsfargo.com

with a copy to:

Troy B. Stoddard, Esq.
Senior Counsel
Wells Fargo Legal Department
Wells Fargo, 550 S Tryon Street, 34th Floor
Charlotte, NC 28202
MAC D1086-341
Email: troy.stoddard@wellsfargo.com

with a copy to:

Cadwalader, Wickersham & Taft LLP
227 West Trade Street
Charlotte, North Carolina 28202
Attention: David Burkholder, Esq.
Telephone: (704) 348-5309
Facsimile: (704) 348-5200
Email: David.Burkholder@cwt.com

(ii)	Master Servicer:

Wells Fargo Bank, National Association
Commercial Mortgage Servicing
550 S. Tryon Street
MAC D1086-23A
23rd Floor
Charlotte, North Carolina 28202
Attention: BXP 2021-601L Asset Manager
Fax Number: (704) 715-0036
Email: commercial.servicing@wellsfargo.com

with a copy to:

K&L Gates LLP
300 South Tryon Street, Suite 1000
Charlotte, North Carolina 28202
Attention: Stacy G. Ackermann

Reference: BXP 2021-601L

(iii) Special Servicer:

Situs Holdings, LLC

2 Embarcadero Center, 8th Floor

San Francisco, California 94111

Email: staceyciarlanti@situsamc.com

with a copy to:

Email: samnotice@situs.com

(iv) Certificate Administrator:

Computershare Trust Company
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services – BXP 2021-601L

(v) Trustee:

Computershare Trust Company
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services – BXP 2021-601L

with a copy to:

Email: trustadministrationgroup@wellsfargo.com and
cts.cmbs.bond.admin@wellsfargo.com

EXHIBIT C

1.	Alliance Bernstein
2.	Annaly Capital Management
3.	Apollo Real Estate Advisors
4.	Archon Capital, L.P.
5.	AREA Property Partners
6.	Artemis Real Estate Partners
7.	BlackRock, Inc.
8.	Capital Trust, Inc.
9.	Clarion Partners
10.	Colony Capital, LLC / Colony Financial, Inc.
11.	CreXus Investment Corporation/Annaly Capital Management
12.	DLJ Real Estate Capital Partners
13.	Dune Real Estate Partners
14.	Eightfold Real Estate Capital, L.P.
15.	Five Mile Capital Partners
16.	Fortress Investment Group, LLC
17.	Garrison Investment Group
18.	Goldman, Sachs & Co.
19.	H/2 Capital Partners LLC
20.	Hudson Advisors
21.	Investcorp International
22.	iStar Financial Inc.
23.	J.P. Morgan Investment Management Inc.
24.	JER Partners
25.	Lend-Lease Real Estate Investments
26.	Libremax Capital LLC
27.	LoanCore Capital
28.	Lone Star Funds
29.	Lowe Enterprises
30.	Normandy Real Estate Partners
31.	One William Street Capital Management, L.P.
32.	Och-Ziff Capital Management Group/ OZ Management, L.P./ OZ Management II., L.P.
33.	Praedium Group
34.	Raith Capital Partners, LLC
35.	Rialto Capital Management, LLC
36.	Rialto Capital Partners LLC
37.	Rimrock Capital Management LLC
38.	Rockpoint Group
39.	Rockwood
40.	RREEF Funds
41.	Square Mile Capital Management
42.	Starwood Capital Group/Starwood Financial Trust
43.	The Blackstone Group
44.	The Carlyle Group
45.	Torchlight Investors
46.	Walton Street Capital, L.L.C.
47.	Westbrook Partners
48.	WestRiver Capital
49.	Wheelock Street Capital
50.	Whitehall Street Real Estate Fund, L.P.

C-1